Exhibit 1.1

PROPOSED AMENDMENTS ARTICLES OF ASSOCIATION

Name and Domicile

Article 1

1.

This limited liability company shall bear the name “Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk” or abbreviated to “PT TELKOM INDONESIA (PERSERO) Tbk”, hereinafter shall be referred to as the "Company", having its domicile and principal office in the City of Bandung.

2.

The Company may open branch offices or representative offices in other places, in and outside the territory of the Republic of Indonesia provided that for the opening of Branch or Representative office outside the Territory of the Republic of Indonesia it shall obtain prior approval from the Board of Commissioners.

Duration of the Company

Article 2

This Company was established as of 24-9-1991 (the twenty-fourth day of September one thousand nine hundred and ninety-one) and obtained the legal entity status on 19-11-1991 (the nineteenth day of November one thousand nine hundred and ninety-one) pursuant to the Decree of Minister of Justice Number: C2-6870. HT.01.01.th.91, and the Company is established for an indefinite period of time.

Purposes and Objectives and Business Activities

Article 3

1.

The purposes and objectives of the Company are to conduct business in the provision of networks and services of telecommunication and information, as well as the optimization of the Company’s resources and optimization of the utilization of resources owned by the Company to provide high quality and competitive products and/or services in order to obtain/pursue profits to increase the value of the Company by implementing the principles of Limited Liability Company.

2.	In order to achieve the purposes and objectives as referred to in paragraph (1) above, the Company may carry out the following main business activities:
a.	to plan, build, provide, develop, operate, market/sell/lease and maintain telecommunication and information networks to the widest extent with due observance to the prevailing laws and regulations;
b.	to plan, develop, provide, market/sell and enhance the telecommunication and information services to the widest extent with due observance to the prevailing laws and regulations;
c.	to conduct investments including capital participations in other companies in line with and to achieve the purposes and objectives of the Company.

3.

In addition to the main business activities as referred to in paragraph (2), the Company may conduct supporting or ancillary business activities for the optimization of utilization of the resources owned by the Company, namely to:

a.	Provide payment transaction and fund transfer services through the telecommunication and information networks;
b.

Perform any other activities and businesses in order to optimize the resources owned by the Company, among others utilization of fixed assets and movable assets, information system facility, educational and training facilities, repair and maintenance facilities;

c.

Cooperate with other parties for the optimization of information, communication or technology resources owned by the other party practicing in the information, communication and technology industries to achieve the purposes and objectives of the Company.

Capital

Article 4

1.	This Company’s authorized capital is Rp 20,000,000,000,000 (twenty trillion Rupiah), divided into 400,000,000,000 (four hundred billion) shares which consist of:
a.	1 (one) Serie A Dwiwarna share; and
b.

399,999,999,999 (three hundred ninety-nine billion nine hundred ninety-nine million nine hundred ninety-nine thousand nine hundred ninety-nine) Serie B shares, each share having the nominal value of Rp 50 (fifty Rupiah).

2.

Of the aforementioned authorized capital, 25.20% (twenty-five point twenty percent) or in the amount of  100,799,996,400 (one hundred billion seven hundred ninety-nine million nine hundred ninety-six thousand and four hundred) shares have been subscribed for and acquired as well as paid up with the aggregate nominal value of Rp 5,039,999,820,000 (five trillion thirty-nine billion nine hundred ninety-nine million eight hundred twenty thousand Rupiah) , which consist of:

a.	1 (one) Serie A Dwiwarna share with the aggregate nominal par value of Rp 50 (fifty rupiah); and
b.

100,799,996,399 (one hundred billion seven hundred ninety-nine million nine hundred ninety-six thousand three hundred ninety-nine) Serie B shares, having the aggregate nominal value of Rp 5,039,999,819,950,- (five trillion thirty-nine billion nine hundred ninety-nine million eight hundred nineteen thousand nine hundred and fifty Rupiah)

3.

100% (one hundred percent) of the nominal value of each shares that have been subscribed as referred to in paragraph (2), or totally in the amount of Rp5,039,999,820,000 (five trillion thirty-nine billion nine hundred ninety-nine million eight hundred twenty thousand Rupiah) have been fully paid-up by each of the Company's shareholders.

4.

With due regard to the applicable laws and regulations including the prevailing laws and regulations of the Capital Market , payment of shares may be made in cash or other forms. Payment of shares in forms other than cash, whether in the form of tangible or intangible objects must fulfill the following provisions:

a.

objects to be made as capital payment must be announced to the public concurrently with the summon of the General Meeting of Shareholders (hereinafter to be referred to as the “GMS”) regarding such payment;

b.	objects that are used as capital payment must be assessed by an Appraiser registered with the Financial Services Authority and not being encumbered by any nature whatsoever;
c.	it obtains approval of the GMS with the quorum as set out in Article 25 paragraph (1) of these Articles of Association;
d.

in the case that the objects used as capital payment are made in the form of shares of limited liability company conducting Public Offering or public company listed in the Stock Exchange, the price shall therefore be determined at a fair market value; and

e.

in the case that such payment derived from retained earnings, additional paid-in capital, net profit of the Company, and/or elements of the equity, then such other retained earnings, additional paid-in capital, net profit of the Company, and/or elements of the equity have been included in the latest Annual Financial Statement that has been audited by an Accountant registered with the Financial Services Authority with unqualified opinion.

5.

Shares that are still in portfolio will be issued by the Board of Directors based on the Company’s capital requirements at the time and in the manner and price as well as the terms as determined by the Meeting of the Board of Directors with the approval of the GMS, whereby in respect of the price, the GMS may delegate the authority to determine the price to the Board of Commissioners, with due observance to the provisions of these Articles of Association and the prevailing laws and regulations  and the applicable provisions in the Indonesian Capital Market, provided that such issuance shall not be conducted in a price below the par value.

6.

Capital increase through issuance of Equity Securities (Equity Securities are Securities that may be converted into shares or Securities containing the right to obtain shares from the Company as the issuer) is conducted pursuant to the following provisions:

a.

Any increase of capital through the issuance of Equity Securities made by subscriptions, then such matter must be made by granting a Pre-emptive Right (hereinafter referred to as the “HMETD”) to the shareholders whose names shall be registered in the register of shareholders of the Company on the date determined  by the GMS approving the issuance of the Equity Securities in the amount proportionately with the number of shares  that have been registered in the register of shareholders of the Company in the name of the respective shareholders on such date, and the Company must announce the information of plans to increase capital by granting HMETD to the relevant shareholders with due observance to the provisions  of the prevailing laws and regulations of the Capital Market.

b.

without prejudice to the enforceability of provisions of the prevailing laws and regulations of the Capital Market, the issuance of Equity Securities without the granting of HMETD to the shareholders may be made in the case that the issuance of shares is:

b. 1.	addressed to the employees of the Company;
b. 2.	addressed to the holders of bonds or other Securities convertible into shares, that have been issued with the approval of GMS;
b. 3.	made in the framework for reorganizations and/or restructurisation that has been approved by the GMS; and/or
b. 4.	addressed specifically for the State of the Republic of Indonesia as the shareholder of Serie A Dwiwarna shares;

c.	The HMETD may be transferred and traded within the period as set out in the prevailing laws and regulations and the applicable provisions of the Capital Market.
d.

Equity Securities to be issued by the Company and unsubscribed by the HMETD holders shall be allocated to all the shareholders that subscribing the additional numbers of Equity Securities, provided that if the number of Equity Securities being suscribed are in excess of the Equity Securities to be issued, such unsubscribed Equity Securities must be allocated with due proportion to the number of HMETD exercised by each share holders that subscribing the additional number of Equity Securities.

e.

In the case of any remaining Equity Securities unsubscribed by the shareholders as referred to in paragraph (6) letter d of this article, then in the case there is standby buyers, such Equity Securities must be allocated to certain party acting as a standby buyer with the same price and terms.

f.

The exercise of shares issuance in portfolio for the holders of Securities that may be converted into shares or Securities containing rights to obtain shares, may be made by the Boards of Directors upon prior approval from the GMS of the Company for the issuance of Securities.

g.

Increase of the paidup capital shall become effective after the payment, and the shares issued shall have the same rights with the shares having the same classification issued by the Company, without prejudice to the obligations of the Company to file a notification to the Minister of Law and Human Rights (hereinafter referred to as the “Minister in charge of Law”).

7.

Increase of authorized capital of the Company may only be made based on the resolution of GMS. Amendments to these Articles of Association in order to modify the authorized capital shall be approved by the Minister in charge of Law, provided that:

a.	the increase of the authorized capital resulting in the subscribed capital and paid up capital to be less than 25% (twenty-five percent) of the authorized capital may be made to the extent that:
a.1.	it has obtained the approval of GMS for the increase of authorized capital;
a.2.	it has obtained the approval of the Minister in charge of Law;
a.3.

the increase of the subscribed and paid up capital to become at least 25% (twenty-five percent) must be made within the period of no later than 6 (six) months after the approval of the Minister in charge of Law;

a.4.

In the case that the increase to the paidup capital as referred to in item a.3 is not fully met, then the Company shall re-amend its Articles of Association, so that the authorized capital and the paidup capital meet the provisions of Law of the Limited Liability Company (hereinafter referred to as the “Company Law”), within a period of 2 (two) months after the period as referred to in item a.3 is not met;

a.5.	Approval of the GMS as referred to in item a.1 also includes approval to amend these Articles of Associations as referred to in paragraph (7) letter b hereinbelow.

b.	Amendment to these Articles of Association to increase the authorized capital shall become effective after the payment of capital that resulting the amount of the paid up capital to be at least 25% (twenty-five percent) of the authorized capital and have the same rights as other shares issued by the Company with due regard to the provisions in these Articles of Association, without prejudice to the obligations of the Company to  arrange for the approval of amendment to these Articles of Association from the Minister in charge of Law on the execution of such increase in the paid up capital.

8.

Any capital increase through the issuance of Equity Securities may deviate from the provisions mentioned above, if the prevailing laws and regulations specifically in the Capital Market and the regulations of the Stock Exchange where such shares of the Company is listed provides otherwise.

9.	GMS as referred to in this article shall be attended and approved by the holder of Serie a Dwiwarna share and the resolutions of such Meeting shall be approved by the holder of Serie a Dwiwarna share.

Shares

Article 5

1.	Shares of the Company are registered shares and issued under the name of the owners who are recorded in the Register of Shareholders, which shall consist of:
-	Serie A Dwiwarna share, which exclusively may only be held by the State of the Republic of Indonesia
-	Serie B shares, which may be held by the State of the Republic of Indonesia and/or public.

2.

In these Articles of Association, those referred to as "shares" are the Serie a Dwiwarna share, and Serie B shares, while those referred to as the "shareholders" are both holder of Serie a Dwiwarna share and the holders of Serie B shares, unless expressly provided otherwise.

3.	The Company shall only recognize one person or one legal entity as the authorized party in executing the rights granted by law over the shares.

4.

a.To the extent not determined otherwise in these Articles of Association, then the holder of Serie A Dwiwarna share, holders of Serie B shares have the same right and each 1 (one) share grants 1 (one) voting right

b.

Pursuant to these Articles of Association, the Serie A Dwiwarna share is a share owned specifically by the State of the Republic of Indonesia that granting its holder with privileges as the holder of  Serie A Dwiwarna share.

c.	The privileges of the holder of the Serie A Dwiwarna share are:
c.1.	Right to give approval in the GMS regarding the following matters;
c.1.1.	Amendments to these Articles of Association;
c.1.2.	Changes to the Capital;
c.1.3.	The appointment and dismissal of the members of the Board of Directors and the Board of Commissioner;
c.1.4.	Approval related to Merger, consolidation, acquisition, spin-off and dissolution;
c.1.5.	Approval of remuneration of the members of the Board of Directors and the Board of Commissioners;
c.1.6.	Approval of transfer of assets which based on these Articles of Association such transfer shall be subject to the approval of the GMS;
c.1.7.

Approval with regard to subscription and reduction of the percentage of capital participation in other companies which based on these Articles of Association such action shall be subject to the approval of the GMS;

c.1.8.	Approval of the use of profits;
c.1.9.	Approval for investment and long term non-operational financing which based on these Articles of Association such action shall be subject to the approval of the GMS;

c.2.	Right to nominate candidates for members of the Board of Directors and candidates for members of the Board of Commissioners.
c.3.	Right to propose GMS agenda;
c.4.	Right to request and access corporate data and documents;

with the mechanism of the exercising of the relevant rights pursuant to the provision of these Articles of Association and the prevailing laws and regulations.

d.

Except for the privileges possessed by the holder of Serie A  Dwiwarna share as referred to in letter c and in other article of these Articles of Association, the holders of Serie B shares shall have the same rights with due regard to the Article 25 of these Articles of Association.

5.

Should a share be transferred due to inheritance or for any reasons and as the result of which it is under possession of more than 1 (one) person, then those joint owners of 1 (one) share shall be required to appoint  one of them and such appointee shall be registered as their joint representative in the Register of Shareholders and shall be entitled to exercise any rights conferred by the law on such share.

6.

In the event that the joint owners neglect to notify the Company of the appointment of the joint representative, the Company treats the shareholder whose name is registered in the Register of Shareholders of the Company as the sole legal owner of such share(s).

7.	Each shareholder shall, by law, be subject to these Articles of Association of the Company and any resolutions validly passed in any GMS and the prevailing laws and regulations.

8.

All shares of the Company listed on the Stock Exchange shall be subject to the prevailing laws and regulations of the Capital Market and Regulations of Stock Exchange where the shares of the Company are listed.

Share Certificates

Article 6

1.	Evidence of share ownership is regulated as follows:
a.

In the event that the shares of the Company are not included in the Collective Custody of the Depository and Settlement Institution, the Company shall provide evidence of share ownership in the form of share certificates or collective share certificates to its shareholders.

b.

In the event that the shares of the Company are included in the Collective Custody of the Depository and Settlement Institution, the Company shall issue a certificate or a written confirmation to the Depository and Settlement Institution as an evidence of registration in the Company's register of shareholder.

2.

The Company issues share certificates under the name of its owners as registered in the Register of Shareholders of the Company, in accordance with the prevailing laws and regulations of the Capital Market and the prevailing provisions of the Stock Exchange where the Company's shares are listed.

3.	The Company may issue a collective share certificate that provides evidence of ownership of 2 (two) or more shares owned by a shareholder.

4.	Share certificates shall at least include:
a.	Name and address of the shareholder;
b.	Serial number of share certificates;
c.	Issuance date of share certificates;
d.	Nominal value of the shares..

5.	Collective share certificates shall at least include:
a.	Name and address of the shareholder;
b.	Serial number of collective share certificates;
c.	Issuance date of collective share certificates;
d.	Nominal value of the shares and the value of collective share certificates
e.	Amount of shares and serial number of the relevant share certificates

6.

Any share certificates, collective share certificates. convertible bonds,   warrants and/or other securities convertible into shares shall contain the signatures of the President Director together with the President Commissioner, or if the President Commissioner is unavailable, impediment of which is not necessary to be proven to a third party, by the President Director together with one member of the Board of Commissioners, or if the President Director and the President Commissioner are unavailable, impediment of which is not necessary to be proven to a third party, by one of the Director together with one member of the Board Commissioners, signatures of which may be printed directly on share certificates, collective share certificates. convertible bonds,  warrants and/or other securities which may be converted into shares, subject to the prevailing laws and regulations of the Capital Market and Stock Exchange regulations where the Company's shares are listed.

7.	In the event that the Company does not issue share certificates, the shareholding may be evidenced by a statement letter of shareholding issued by the Company.
8.

All share certificates and/or collective share certificates issued by the Company can be encumbaranced by complying with the provisions of prevailing laws and regulations of the Capital Market and the Company Law.

REPLACEMENT OF SHARE CERTIFICATE

Article 7

1.	If a share certificate is damaged, replacement of such share certificate may be issued if:
a.	the party submitting written request for replacement of the share certificate is the owner of the share certificate;
b.	the Company has received the damaged share certificate; and
c.

the original of such damaged share certificate must be returned and may be exchanged with a new share certificate, the serial number of which is the same as the serial number of the original share certificate.

d.	the Company shall destroy the original damaged share certificate upon the issuance of the replacement of share certificate.
2.	In the event that a share certificate is lost, the replacement of the share certificate may be issued if:
a.	the party submitting the request for the replacement of share certificate is the owner of the share certificate
b.	the Company has obtained reporting documents from the Police of the Republic of Indonesia on the loss of such share certificate;
c.	the Party submitting request for replacement of share certificate shall provide guarantee that is deemed sufficient by the Board of Directors of the Company; and
d.

the plan to issue replacement for the lost share certificate has been announced in the Stock Exchange where the Company's shares are listed, no later than 14 (fourteen) days prior to the issuance of the replacement of the share certificates.

3.	After such replacement of share certificate is issued, the share certificate that has been replaced shall no longer be valid for the Company.
4.	All expenses incurred for the replacement of a share certificate shall be borne by the shareholder concerned.
5.

The foregoing provisions concerning the issuance of the replacement of share certificate shall also apply to the issuance of the replacement of collective share certificate replacement or Equity Securities.

Collective Custody

Article 8

1.	The provisions of this article shall apply to the shares in the Collective Custody, as follows:
a.	any shares in the Collective Custody at the Depository and Settlement Institution shall be recorded in the Register of Shareholders under the name of the Depository and Settlement Institution.
b.

any shares in the Collective Custody at the Custodian Bank or the Securities Company which is registered in the Securities account at the Depository and Settlement Institution is registered under the name of the relevant Custodian Bank or the relevant Securities Company for the interest of the Securities account holders in the Custodian Bank or Securities Company.

c.

if the shares in the Collective Custody in the Custodian Bank constitute a part of Mutual Funds Securities Portfolio in the form of Collective Investment Contract and not included in the Collective Custody at the Depository and Settlement Institution, the Company shall record the shares in the Register of Shareholders of the Company in the name of the Custodian Bank for the interest of the holders of Participation Unit of Mutual Funds in the form of Collective Investment Contract.

d.

the Company shall issue a certificate or confirmation to the Depository and Settlement Institution as referred to in letter a of this paragraph or the Custodian Bank as referred to in letter c of this paragraph, as an evidence of registration in the Register of Shareholders of the Company;

e.

the Company shall mutate the shares in the Collective Custody registered under the name of the Depository and Settlement Institution or Custodian Bank for Mutual Funds in the form of Collective Investment Contract in the Register of Shareholders of the Company to be under the name of the party appointed by the Depository and Settlement Institution or the Custodian Bank concerned.

f.	the request for mutation shall be provided by the Depository and Settlement Institution or the Custodian Bank to the Company or the Securities Administration Bureau appointed by the Company.
g.	the Depository and Settlement Institution, Custodian Bank or Securities Company must issue a confirmation to the shareholder as an evidence of registration in the Securities account.
h.	in the Collective Custody, any shares issued having similar types and classification by the Company shall be equal and exchangeable one to another.
i.

The Company must refuse registration of share transfers to the Collective Custody, if the share certificates are lost or destroyed, unless the Party requesting for such transfer could provide the appropriate evidence or guarantee to the Company that such Party is the legitimate owner of the lost or destroyed shares and the shares are truly lost or destroyed.

j.

the Company shall refuse registration of any transfer of shares to the Collective Custody, if the shares are pledged, placed under attachment based on a Court’s order or seized for examination of any criminal case.

k.

any Securities account holder whose securities are recorded in the Collective Custody shall be entitled to be present at and cast votes in any GMS proportionate to the number of shares he holds in such account.

l.

the Custodian Bank or Securities Company shall submit a list of Securities account and the number of shares of the Company held by the respective Securities account holders in the Custodian Bank or Securities Company at the Depository and Settlement Institution to be further submitted to the Company no later than one (1) business day prior to the date of the summon of GMS.

m.

the Investment Manager shall have the right to be present and cast a vote in the GMS for any shares included in the Collective Custody in the Custodian Bank which constitutes as a part of the Mutual Funds Securities portfolio in the form of collective investment contract and not included in the Collective Custody at the Depository and Settlement Institution, provided that the Custodian Bank has notified the name of the Investment Manager no later than one (1) business day prior to the date of the summon of GMS.

n.

the Company shall submit dividends, bonus shares, or any other rights in connection with the ownership of shares to the Depository and Settlement Institution for the shares in the Collective Custody at the Depository and Settlement Institution, and thereafter the Depository and Settlement Institution shall submit the dividends, bonus shares, or any other rights to the

Custodian Bank and the Securities Company for the interest of each account holder with the Custodian Bank and Securities Company.
o.

the Company shall submit the dividends, bonus shares or any other rights in connection with the ownership of shares to the Custodian Bank for the shares in the Collective Custody of the Custodian Bank which constitutes as a part of the Mutual Funds Securities portfolio in the form of Collective Investment Contract and not included in the Collective Custody at the Depository and Settlement Institution.

p.

the deadline for the determination of the Securities account holders being entitled to receive dividends, bonus shares, or any other rights in connection with the ownership of shares in the Collective Custody shall be determined by a GMS, provided that the Custodian Bank and Securities Company shall submit a list of the Securities account holders and the number of shares of the Company owned by the respective Securities account holders at the Depository and Settlement Institution at the latest on the date serving as the basis for deciding the shareholders being entitled to receive dividends, bonus shares or any other rights to be further delivered to the Company at the latest one (1) business day after the date that serves as the basis for deciding the shareholders being entitled to receive the dividends, bonus shares or other rights.

2.

The provision concerning Collective Custody shall be subject to the prevailing laws and regulations of the Capital Market and the regulations of the Stock Exchange in which the Company's shares are listed

Register of Shareholders and Special Register

Article 9

1.	The Board of Directors shall arrange and maintain a Register of Shareholders and Special Register, and make them available in the Company’s domicile.

2.	The Register of Shareholders shall at least contain:
a.	the name and address of the shareholders;
b.	the amount, serial number and acquisition date of the shares owned by the shareholders and its classification;
c.	the amount paid for each share;
d.

the name and address of any individual or legal entity having liens on shares or being a fiduciary security grantee of the shares and the date of acquisition of liens or the date of registration of fiduciary securities;

e.	particulars on the payment of shares in forms other than in cash; and
f.	any other information deemed necessary by the Board of Directors;

3.

The Special Register shall contain information on the share ownership and/or change to the shares ownership of the members of the Board of Directors and Board of Commissioners and their families in the Company and/or in any other companies and the date of acquisition of the shares.

4.

The shareholders shall notify any change to their addresses by letter to the Board of Directors, the receipt thereof shall be required. Provided that such notices have not been made, all notices and correspondences to the shareholders shall be deemed valid if they are addressed to the last recorded address in the Register of Shareholders.

5.	The Board of Directors shall use its best efforts to keep and maintain the Register of Shareholders and Special Register.

6.

Each shareholder shall be entitled to inspect the Register of Shareholders and Special Register at the Company’s Office or at the Office of the Securities Administration Bureau appointed by the Company during office hours.

7.

Board of Directors of the Company may appoint and give authorization to the Securities Administration Bureau to perform the registration of shares in the Register of Shareholders and Special Register. Any registration or recording in the Register of Shareholders, including any registration of any sale, transfer, encumbrance, pledge or fiducia security relating to any shares of the Company or rights to or interests in shares shall be conducted in accordance with these Articles of Association and the prevailing laws and regulations of the Capital Market.

8.

The provision of this article shall be fully applicable unless regulated otherwise by the prevailing laws and regulations Capital Market and the regulations of the Stock Exchange in which the Company's shares are listed.

9.

In the event of any sale, transfer, lien in the form of pledge, fiduciary guarantee or those relating to the shares of the Company or cessie with respect to the rights or interests of the shares, the interested party must report the same in writing to the Board of Directors to be recorded and registered in the Register of Shareholders according to these Articles of Association with due observance of the prevailing laws and regulations of the Capital Market and the regulations of the Stock Exchange where the Company's shares are listed.

Transfer of Shares

Article 10

1.

In case of any change of ownership of a share, the original owner registered in the Register of Shareholders shall be deemed to remain as the owner of such share until the name of the new shareholder has been registered in the Company’s Register of Shareholders with due regard to the prevailing laws and regulations of the Capital Market and regulations of the Stock Exchange in which the Company’s shares are listed.

2.

a.Unless provided otherwise in the prevailing laws and regulations specifically regulations of the Capital Market and these Articles of Association of the Company, the transfer of shares shall be evidenced by a document signed by or on behalf of the Transferor and by or on behalf of the Transferee of the shares concerned. The document of share transfer shall be in the form as determined or approved by the Board of Directors.

b.

The transfer of shares being included in the Collective Custody shall be conducted by transfer from one Securities account to the other Securities account in the Depository and Settlement Institution, Custodian Bank and Securities Company. The document of share transfer shall be in the form as determined by and/or acceptable to the Board of Directors provided that the document of transfer of shares listed on the Stock Exchange shall comply with the prevailing regulations of the Stock Exchange in which the shares are listed, without prejudice to the prevailing laws and regulations as well as the relevant provision.

3.

The Board of Directors may refuse, by giving the reason therefore, to register any transfer of shares in the Company’s Register of Shareholders, if the provisions stipulated in these Articles of Association are not complied with or if any of the requirements of the permission given to the Company or any other matters required by the competent authority is not fulfilled.

4.

If the Board of Directors refuses to register the transfer of shares, the Board of Directors shall then deliver a notice of refusal to the party intending to transfer its right at the latest 30 (thirty) calendar days after the date the request for registration is received by the Board of Directors with due regard to the prevailing laws and regulations on Capital Market and the regulations of the Stock Exchange in which the Company’s shares are listed.

5.

With respect to the Company’s shares listed in the Stock Exchange in which the company’shares are listed, any refusal to register the transfer of shares shall be in accordance with the regulations of the Stock Exchange in which the Company's shares are listed.

6.

No transfer of shares may be registered during the period from the date of the announcement of the summon for the GMS until the date of closing of such GMS with due observance to the prevailing laws and regulations on Capital Market.

7.

Any person obtaining the right to a share due to the death of a shareholder or for any other reason resulting the ownership of a share is transferred pursuant to the law, may submit such evidences of the right, as may be required by the Board of Directors, by submitting a request in writing to be registered as the holder of the shares. The share transfer shall be registered only if the Board of Directors is satisfied with the evidences of transfer and without prejudice to the provisions of these Articles of Association.

8.

All limitations, prohibitions and provisions in the Company’s Articles of Association regulating the right to transfer shares and the registration of the share transfer shall also apply to any transfer as referred to in paragraph (6) of this Article.

9.

The shareholders as referred to in Article 20 paragraph (4) letter a of these Articles of Association are prohibited to transfer their shareholding within a period of at least 6 (six) months as of the GMS if the request for holding the GMS is fulfilled by the Board of Directors or the Board of Commissioners or stipulated by the Court

10.

The form and procedure for the transfer of shares being traded in the Capital Market must comply with the prevailing laws and regulations of the Capital Market and the regulations of the Stock Exchange in the place where the Company's shares are listed, except for the rights to Serie A Dwiwarna Shares which cannot be transferred to anyone.

Board of Directors

Article 11

1.

The Company shall be managed and directed by a Board of Directors, the number of whivh shall be adjusted to the needs of the Company, however it shall at least consist of 2 (two) persons, one of them shall be appointed as President Director, and if deemed necessary another one of them shall be appointed as Vice President Director.

2.	The requirements of members of the Board of Directors shall follow the regulations of:
a.	Company Law (UUPT);
b.	laws and regulations of the Capital Market; and
c.	other laws and regulations applicable to the Company and those related to the Company's business activities.
3.	The person who may be appointed as a member of the Board of Directors is an individual who at the time of his/her appointment and during the term of office:
a.	has a good character, moral and integrity;
b.	is able to do legal action;
c.	within 5 (five) years prior to the appointment and then during the term of office:
1)	has never been declared bankrupt;
2)	has never been a member of the Board of Directors and/or the Board of Commissioners and/or the Supervisory Board found committing a default which caused a aompany to be declared bankrupt;
3)	has never been punished for committing a criminal offense that adversely affected the state finances and/or related to the financial sector; or
4)	has never been a member of the Board of Directors and/or Board of Commissioners who during his/her term of office:
a)	had ever not convend the annual GMS;
b)

his / her accountability as a member of the Board of Directors and/or a member of the Board of Commissioners had ever been not accepted by the GMS or had ever not given any accountability as a member of the Board of Directors and/or the Board of Commissioners to GMS; and

c)

had ever caused a company which obtained permit, approval or registration from the Financial Services Authority to not fulfill its obligation to submit its Annual Report and/or financial statements to the Financial Services Authority.

d.	has a commitment to comply with prevailing laws and regulations;
e.	has knowledge and/or expertise in the areas required by the Company, and
f.	meets any other requirements as provided in paragraph 2 of this article.

1.

The compliance of the requirements as referred to in paragraph 3 of this article shall be stated in a statement letter signed by the candidate members of the Board of Directors and the letter shall be duly delivered to the Company. Such statemenet letter shall be scrutinized and documented by the Company.

2.	The Company shall convene the GMS to effect a replacement of members of the Board of Directors who do not comply the requirements.
3.

The appointment of members of the Board of Directors who do not comply with the requirements as referred to in paragraph (2) of this Article is null and void as of the other member of the Board of Directors or the Board of Commissioners is aware of the incompliance with such requirements, based on the valid evidence, and a written notice is provided to the relevant member of the Board of Directors with due regard to prevailing laws and regulations.

4.

Within a period of no later than 2 (two) business days after it is found that the appointment of the member of the Board of Directors does not meet the requirements, other members of the Board of Directors or Board of Commissioners, shall announce the cancellation of the appointment of the relevant member of the Board of Directors in the announcement media with due observance to the prevailing laws and regulations of the Capital Market, and at the latest 7 (seven) days the same shall be notified to the Minister in charge of Law to be recorded in accordance with the prevailing laws and Regulations.

5.

The legal acts committed for and on behalf of the Company by a member of the Board of Directors who does not meet the requirements prior to the cancellation of the appointment of member of the Board of Directors shall remain binding and fall into the responsibility of the Company.

6.

Legal acts committed for and on behalf of the Company by members of the Board of Directors who do not meet the requirements after the cancellation of the appointment as referred to in paragraph (6) of this Article shall be invalid and become the personal responsibility of the members of the Board of Directors concerned.

7.

The members of the Board of Directors are appointed and dismissed by the GMS, in which the GMS shall be attended by the Serie  a Dwiwarna shareholder and the resolution of such meeting shall be approved by the Serie A Dwiwarna shareholder with due regard to the provisions of these articles of association. The Board of Directors shall be appointed by the GMS from the candidate nominated by the Serie a Dwiwarna shareholders which nomination shall be binding against the GMS. This provision shall also apply to the GMS held in order to revoke or uphold the resolution regarding the temporary dismissal of the member of the Board of Directors.

8.

The resolutions of the GMS concerning the appointment and dismissal of members of the Board of Directors shall also stipulate the effective date of such appointment and dismissal. In the event that the GMS does not stipulate the foregoing, the appointment and dismissal of such members of the Board of Directors shall be effective since the closing of the GMS.

a.

The members of the Board of Directors shall be appointed for a period starting from the closing of or the date designated by the GMS that appoint suh member and shal end on the closing of 5th (fifth) Annual GMS following such appointment provided that it shall not exceed a period of 5 (five) years, with due observance to the prevailing laws and regulations on Capital Market, but without prejudice to the right of GMS at any time to dismiss the members of the Board of Directors before the term of office comes to an end.

b.	Such dismissal is effective since the closing of such GMS, unless otherwise provided by the GMS.
c.	After their term of office has expired, members of the Board of Directors may be reappointed only for one (1) other term of office by the GMS.
1.	The GMS may dismiss the members of the Board of Directors at any time by stating the reasons.

2.

The reasons for dismissal of the members of the Board of Directors as referred to in the paragraph (13) of this article is conducted based on the facts that the relevant members of the Board of Directors, among other:

a.	are unable or less able to meet their duties as agreed in the management contract; or
b.	are unable to perform their duties properly; or
c.	breach the provisions of these Articles of Association and/or prevailing the laws and regulations; or
d.	are involved in actions adversely affecting to the Company and/or the State;
e.	commit acts violating the ethics and/or the norm that should be respected as the Board of Directors.
f.	are declared guilty by a Court’s judgment that has become final and binding;
g.	resign;
h.	any other reasons deemed appropriate by the GMS in favour of and for the purpose of the Company;
1.

Dismissal resolution due to reasons as referred to in paragraph (14) of this article shall be adopted after the person concerned is given the opportunity to defend him/herself, except paragraph (14) letters f and g.

2.	Dismissal for reasons as referred to in paragraph (14) letters d and f of this article shall constitute dishonorable dismissal.
3.

Among the members of the Board of Directors and between the members of the Board of Directors and the members of the Board of Commissioners there shall be no family relationship up to the third degree, by means of vertical line or horizontal line, including relationship arising from marriage.

4.	Should there be any occurrence as described in paragraph (17) of this article, the GMS is authorized to dismiss one of them.
5.

The members of the Board of Directors may be compensated with salary along with other facilities and / or benefits including tantiem and post-employment benefits in the type amd amount as determined by the GMS and such authority may be delegated to the Board of Commissioners.

6.	If at any time by any reasons the position of a member of the Board of Directors is vacant:
a.	The Board of Commissioners appoints one of the other members of the Board of Directors to carry out the work of the vacant member of the Board of Directors with the same powers and authorities
b.

With due regard to the prevailing regulations, the GMS shall be convened to fill in such vacant position if it causes members of the Board of Directors to be less than 2 (two), where one of them is President Director or the vacant position is the position of the President Director or any other Director required to be existed by the prevailing regulations.

c.	The GMS as referred to in letter b shall be held no later than 90 (ninety) days after the occurrence of the vacant position as referred to in letter b.
1.

In the event that there is a member of the Board of Directors whose term of office is expired and the GMS has not determined a successor, then the member of the Board of Directors who whose term of office has been expired may be determined by the GMS to carry out his/her duty with the same powers and authorities, provided that such member of the Board of Directors whose term of office has been expired has only run 1 (one) time term of office.

2.

a.If at any time for any reasons whatsoever all positions of member of the Board of Directors are vacant, the GMS shall be held to fill the vacancies within no later than 90 (ninety) days after such vacancies occur.

b.

During the vacancy of the position and while the GMS has not filled such vacany in the Board of Directors as referred to in the letter a, then the Company for temporary shall be managed by the Board of Commissioners, with the same powers and authorities.

1.

a.A member of the Board of Directors may resign from his/her office before his/her term is expired. In the event that any member of the Board of Directors resigns, the relevant member of the Board of Directors shall submit a letter of resignation in writing of his/her intention to the Company

b.	The Company shall convene the GMS to decide the application of the resignation of member of the Board of Directors no later than 90 (ninety) days after the receipt of the letter of resignation.
c.	The Company must conduct a disclosure information to the public and submit it to Financial Services Authority no later than 2 (two) business days after:
i.	the receipt of the letter of resignation from the member of the Board of Directors as referred to in item a of this paragraph; and
ii.	and the resolution of the GMS as referred to in item b of this paragraph.
d.

Before the resignation is effective, the relevant member of the Board of Directors shall be still obligated to satisfy their duties and responsibilities in accordance with these Articles of Association and prevailing laws and regulations.

e.

Any member of the Board of Directors who resigns as mentioned above may still be held accountable as a member of the Board of Directors since his/her appointment until the date of approval of such resignation at the GMS

f.	The resigning members of the Board of Directors shall only be exempt from liability after obtaining the exemption from the Annual GMS.
g.

In the event that a member of the Board of Directors resigns and it results the number of members of the Board of Directors becomes less than 2 (two) persons, then such resignation is valid if it has been determined by the GMS and the new member of the Board of Directors has been appointed, thus fulfilling the minimum requirements of the numbers of the members of the Board of Directors.

1.	The position of a member of the Board of Directors shall end, if:
a.	his/her resignation has been effective, as referred to in paragraph (23) letter b;
b.	he/she passes away;
c.	his/her term of office has expired;
d.	he/she is dismissed based on a resolution of a GMS;
e.	he/she is declared bankrupt by the Commercial Court, which has had a permanent legal enforcement or he/she is placed under custody by a court decision; or
f.	he/she does not comply any further with the requirements as member of the Board of Directors based on the provisions of these Articles of Association and the prevailing laws and regulations..
1.	The provision as referred to in paragraph (24) point f shall include, but not limited to the prohibitation of double positions
2.

For members of the Board of Directors who cease before or after their term of office expires, save for termination due to death, then the relevant members shall be obligated to submit accountability for their actions which accountability there of has not been accepted by the GMS.

3.

Members of the Board of Directors may at any time be temporarily dismissed by the Board of Commissioners by stating the reasons if they are acting against these Articles of Association or there are indications of undertaking actions that harm the Company or neglecting its obligations or there is an urgent reason for the Company, taking into account the provisions as the followings:

a.	Such temporarily dismissal suspension shall be notified in writing to the members of the Board of Directors concerned with the reasons that cause such action with a copy to the Board of Directors;
b.	Notification as referred to in letter a shall be submitted within no later than 2 (two) business days after the stipulation of such temporarly dismissal.

c.

A  temporarly dismissed member of the Board of Directors shall not be authorized to perform the Company's management in the interest of the Company in accordance with the purposes and objectives of the Company nor to represent the Company, either inside or outside the court.

d.	Within a period of at least 90 (ninety) days after such temporarly dismissal, the Board of Commissioners shall convene the GMS to revoke or enforce the decision of such temporarly dismissal.
e.	With the lapse of period to convene the GMS as referred to in letter d or if the GMS can not adopt a decision, such temporarly dismissal shall be void.
f.	The limitation of authority in letter c of this paragraph shall be effective since the decision of the temporary dismissal by the Board of Commissioners until:
1)	there is resolution of the GMS which reinforces or revokes the temporary dismissal as referred to in item d; or
2)	the period of time as referred to in letter d of this paragraph has elapsed.
g.	During the GMS as referred to in item d of this paragraph, the member of the Board of Directors concerned is given an opportunity to defend themselves.
h.	The temporary dismissal can not be extended or re-established for the same reasons, if the temporarly dismissal has been declared void as referred to in item e of this paragraph.
i.

If the GMS revokes a temporary dismissal or upon the occurance of circumstances as referred to in letter e of this paragraph, then the member of the Board of Directors concerned must carry out his/her duties properly.

j.	In the event that the GMS confirms the resolution of the temporary temporarly dismissal, the member of the Board of Directors concerned shall be permanently dismissed.
k.

If the concerned member of the Board of Directors is not present at the GMS after being summoned in writing, then the temporary dismissed member of the Board of Directors shall be deemed to have waived his/her right to defend him/herself in the GMS and has accepted the GMS resolution.

l.	The Company is obliged to conduct disclosure information to the public and deliver it to the Financial Services Authority regarding:
1)	decision of the temporary dismissal ; and
2)

the resolution of the GMS which revokes or confirms the decision of such temporary dismissal as referred to in item d of this paragraph, or information regarding the cancellation of the temporary dismissal by the Board of Commissioners due to the absence of the GMS until the lapse of period of time as referred to in item e of this paragraph, no later than 2 (two) business days after the occurence of such circumstance.

1.	Members of the Board of Directors shall be prohibited to serve double positions as specified hereunder:
a.	member of the Board of Directors in other State-Owned Enterprise, Regional-Owned Enterprise or private company;
b.	member of the Board of Commissioners and/or Supervisory Board in a State-Owned Enterprise;
c.	other structural and functional position in the agency/institution of central or regional government;
d.

member of the management of political party and/or member of People’s Representative Council and/or member of Regional People's Representative Council and/or member of Level I Regional People's Representative Council and/or member of Level II Regional People's Representative Council and/or regional head/regional deputy head;

e.

become a candidate / member of People’ s Representative Council and/or Regional People's Representative Council and/or Level I Regional People's Representative Coumcil and/or Level II Regional People's Representative Councilor candidate head Regional / deputy regional head;

f.	other position that may cause conflict of interests; and/or
g.	other position based on the provisions of the prevailing laws and regulations,
1.	Approval from the Board of Commissioners is required, for the concurrent positions of the Board of Directors, however it is not included in the provisions as referred to in paragraph (28).

Duties and Authorities of the Board of Directors

Article 12

1.

The Board of Directors shall have the duties to take all actions relating to the Company’s management in the Company’s interest and according to the Company’s purposes and objectives as well as representing the Company both inside and outside the Court on all matters and events with limitations as regulated in prevailing laws and regulations, articles of association and / or decisions of the GMS.

2.	In performing the duties as referred to in paragraph (1),
a.	The Board of Directors has the right and authority to:

a.1 establish policies deemed appropriate in the management of the Company;

a.2 arrange the submission of the powers of the Board of Directors to represent the Company inside and outside the court to a person or persons specifically appointed for such purpose including the employees of the Company either individually or jointly and / or other bodies;

a.3 arrange provisions concerning the employees of the Company including the determination of wages, pensions or old-age benefits and other income for the Company's employees under applicable laws and regulations;

a.4to appoint and dismiss the Company's employees based on the Company's employment regulations and the prevailing laws and regulations;

a.5To appoint and dismiss a Corporate Secretary and/or Chairman of Internal Supevisory Unit based on the approval from the Board of Commissioners;

a.6 to write off the bad debts as stipulated in these Articles of Association and subsequently report the same to the Board of Commissioners to be thereafter reported and to be accounted in the Annual Report;

a.7 not collect any interest receivables, penalties, fees and other receivables beyond the principal amount made in the context of restructuring and / or settlement of receivables and other deeds for the settlement of receivables of the Company with the obligation to report the same to the Board of Commissioners based on the provision and procedure of the report presentation as determined by the Board of Commissioners.

a.8 conduct all other actions and undertaking concerning the administration or ownership of the Company's assets, to bind the Company with other parties and / or other parties with the Company, as well as representing the company inside and outside the court on all matters and events, with restrictions as regulated in  the prevailing laws and regulations, these Articles of Association and / or GMS Decision.

b.	The Board of Directors is obliged to:

b.1 undertake and ensure the implementation of the Company's business and activities in accordance with its purposes, objectivess and business activities;

b.2 prepare in a timely manner the Company's Long Term Plan, Annual Work Plan and Budget and other work plans along with their amendments to be submitted to the Board of Commissioners and approved by the Board of Commissioners;

b.3 prepare a Register of Shareholders, Special Register, Minutes of GMS, and Minutes of Board of Directors Meetings;

b.4 prepare an Annual Report containing, among others, Financial Statements as a form of accountability of the management of the Company, and the company’s financial documents as referred to in the Law concerning the Corporate Documents;

b.5 prepare Financial Statements as referred to in number b.4 above based on the Financial Accounting Standards and submit it to a Public Accountant to be audited;

b.6 submit an Annual Report, after being reviewed by the Board of Commissioners, to the GMS for approval and ratification no later than 5 (five) months following the close of financial year of the Company ;

b.7 provide explanation to the GMS regarding the Annual Report;

b.8 submit the Balance Sheet and Income Statement that have been approved by the GMS to the Minister in charge of Law matters in accordance with the prevailing laws and regulations;

b.9 prepare other reports as required by the provisions of prevailing laws and regulations;

b.10 maintain the Register of Shareholders, Special Register, Minutes of GMS, Minutes of Board of Commissioners’ Meetings and Minutes of Board of Directors' Meetings, Annual Report and such corporate financial documents as referred to in letter b.4 and letter b.5, and other corporate documents;

b.11 keep on the premises of the Company: the Register of Shareholders, Special Register, Minutes of GMS, Minutes of Board of Commissioners’ Meetings and Minutes of Board of Directors’ Meetings, Annual Report and corporate financial documents as well as other corporate documents;

b.12 hold and maintain the Company's books and administration in accordance with the standards applicable to a company;

b.13 prepare an accounting system in accordance with the Financial Accounting Standards and based on the principles of internal control, especially the administrative, registration, maintenance, and supervisory functions;

b.14 provide periodic reports in a manner and time in accordance with the applicable provisions and other reports when requested by the Board of Commissioners and/or Serie A Dwiwarna shareholders, subject to the prevailing laws and regulations in particular the regulations on the Capital Market;

b.15 prepare the organizational structure of the Company along with the details and duties;

b.16 provide explanation of all matters asked or requested by any members of the Board of Commissioners and Serie A Dwiwarna shareholders, subject to the applicable laws and regulations in particular the regulations on the Capital Market;

b.17 carry out other obligations under the provisions set forth in these Articles of Association and established by the GMS in accordance with the prevailing laws and regulations

3.	In performing their duties, the Board of Directors shall devote their full effort, thought, attention and service to the tasks, obligations and achievements of the Company's objectives.

4.

In carrying out their duties, members of the Board of Directors shall comply with the Company’s Articles of Association and the prevailing laws and regulations and shall perform the principle of professionalism, efficiency, transparency, independency, accountability, responsibility and fairness.

5.

Each member of the Board of Directors shall perform the duties and responsibilities referred to in paragraph (1) in good faith, with full responsibility and prudence, for the interests and business of the Company in compliance with the applicable laws and regulations.

6.	a.Each member of the Board of Directors shall be personally liable for the Company’s loss caused by the default or negligence of the members of the Board of Directors in performing their duties.
b.	The member of the Board of Directors may not be be held responsible for the Company’s loss as referred to in point a, if he/she is able to prove that:
1)	the loss is not due to his/her fault or negligence;
2)	he/she has conducted the management in good faith, responsibly and prudentially for the interest and according to the purposes and objectives of the Company;
3)	he/she has no conflict of interest, directly or indirectly, with the management action causing such loss; and
4)	he/she has taken all action to prevent any occurrence or continuation of such loss.

7.i.Actions taken by the Board of Directors below must obtain the written approval of the Board of Commissioners:

a.

to  dispose/transfer and/or collaterize the Company's assets with a value exceeding a certain amount determined by the Board of Commissioners, except assets recorded as inventories, subject to the provisions of the prevailing laws and regulation on the capital market;

b.

to enter into agreement with any other business entities or parties, in the form of joint operation (KSO), business cooperation (KSU), license cooperation, Build, Operate and Transfer (BOT), Build, Transfer and Operate (BTO), Build, Operate and Own (BOO) and other agreements of the same nature over a period of time or in value exceeding value that has been determined by the Board of Commissioners.

c.	to set and change the Company’s logo
d.	to establish an organizational structure of 1 (one) level below the Board of Directors;
e.

to conduct capital participation at a certain value as stipulated by the Board of Commissioners in other companies, subsidiaries and joint venture companies not in the context of the rescue of receivables with due regard to the prevailing laws and regulation on the Capital Market;

f.

to establish a subsidiary company and / or a joint venture company with a certain value as established by the Board of Commissioners with due regard to the provisions of the prevailing laws and regulation on the Capital Market;

g.

to propose a representative of the Company to become a candidate for the Board of Directors and Board of Commissioners of a subsidiary company that contributes significantly to the Company and / or has strategic value as stipulated by the Board of Commissioners.

h.

to relase the capital participation at a certain value as determined by the Board of Commissioners, to other companies, subsidiaries and joint venture companies with due regard to the provisions of the prevailing laws and regulation on the Capital Market;

i.

to conduct merger, consolidation, acquisition, spin off and dissolution of subsidiaries and joint venture companies with a certain value as determined by the Board of Commissioners with due regard to the provisions of the prevailing laws and regulation on the Capital Market;

j.

to bind the Company as a guarantor (borg or avalist) with certain amount as determined by the Board of Commissioners with due consideration to the provisions of the prevailing laws and regulation on the Capital Market;

k.

to receive long / medium term loan and to prive medium / long term loan with certain value as stipulated by the Board of Commissioners with due regard to the provisions of the prevailing laws and regulation on the Capital Market

l.	to provide non-operational short / medium / long-term loans, unless in terms of loans to subsidiaries, it is sufficient to only be reported to the Board of Commissioners
m.	to write-off from the books the non-performing receivables and dead inventory in value exceeding the limits as stipulated by the Board of Commissioners
n.

to carry out the actions included in material transactions as stipulated by the prevailing laws and regulation on the Capital Market with certain value as determined by the Board of Commissioners, unless such action is included in material transactions exempted by the prevailing laws and regulations on the Capital Market.

o.	to conduct any action that has not been specified in the Work and Budget Plan of the Company.

ii. Determination of limitation and/or criteria by the Board of Commisioners for items as set out in letters (a), (b), (e), (f), (g), (h), (i), (j), (k), (l) and (m) of this paragraph shall be conducted by the Board of Commissioners after obtaining the approval of the Serie  a Dwiwarna shareholder.

iii. Approval of the Board of Commissioners specifically with respect to letters (a), (b), (e), (f), (g), (h), (i), (j), (k), (l), (m), and (o) of this paragraph is performed by the Board of Commissioners after obtaining the approval of the Series a Dwiwarna Shareholder.

iv. The actions of the Board of Directors as referred to in letter (b) of this paragraph as long as it is necessary to implement the main business activities commonly carried out in the business sector concerned subject to the provisions of the prevailing laws and regulation on law, shall not require the approvals of the Board of Commissioners and / or the GMS.

8.

Within 30 (thirty) days at the latest from the receipt of the complete application or explanation and document from the Board of Directors, the Board of Commissioners shall provide the decision as referred to in paragraph (7) of this article.

9.	The Board of Directors shall request approval from the GMS, namely to:
a)	transfer the Company's assets; or
b)	to make Company's assets as the debt guarantee;

which constitutes more than 50% (fifty percent) of the Company's net asset in 1 (one) transaction or more, either it is related to each other or not, except as the performance of the Company's business activities, in accordance with Article 3 of these Articles of Association.

10.	a.The following acts may only be exercised by the Board of Directors after receiving a written response from the Board of Commissioners and obtaining approval from the GMS, namely to:

a.1 conduct actions included in material transactions as stipulated by the prevailing laws and regulation on the Capital Market with a value exceeding 50% (fifty percent) of the equity of the Company, unless such action is included in a material transaction exempted by the applicable laws and and regulations on the capital market.

a.2conduct transactions containing conflict of interest as stipulated in the prevailing laws and regulations in the Capital Market

a.3conduct other transactions to comply with the prevailing laws and regulations in the capital market.

b.

If within 30 (thirty) days of receipt of the application or explanation and document from the Board of Directors, the Board of Commissioners does not provide a written response, then the GMS may make a decision without a written response from the Board of Commissioners.

11.

The legal act as referred to in paragraph (9) and paragpah (10) which are conducted without the approval of the GMS, shall remain bind the Company as long as the other party in the legal act is in good faith.

12.

The GMS may reduce restrictions on the actions of the Board of Directors as set forth in these Articles of Association or to determine other restrictions against the Board of Directors other than those provided for in these Articles of Association.

13.	The management policy is stipulated in the Board of Directors' Meeting.

14.

To exercise the management of the Company, each member of the Board of Directors shall be entitled and authorized to act for and on behalf of the Board of Directors and to represent the Company in accordance with the policies and authority of the management of the Company as determined based on the resolution of the Board of Directors.

15.

If it is not otherwise provided in the Company's management policy as referred to in paragraph (14), the President Director shall be entitled and authorized to act for and on behalf of the Board of Directors and to represent the Company, both within and outside the Court.

16.

a.If the President Director is absent or unavailable for any reason whatsoever, which such impediment shall not be proven to any third party, then the Vice President Director shall be authorized to act for and on behalf of the Board of Directors and perform the duties of the President Director or the President Director appoint one member of the Board of Directors that shal be authorized to act for and on behalf of the Board of Directors and perform the duties of the President Director and / or Vice President Director if at the same time the Vice President Director is absent or unavailable.

b.

If the Vice President Director is absent or unavailable for any reason whatsoever, which impediment shall not be proven to any third party, the Vice President Director shall appoint in writing the members of the Board of Directors that shall be authorized to act on behalf of the Board of Directors and perform the duties of the Vice President Director, or the Vice President Director shall appoint in writing the members of the Board of Directors that shall be authorized to act on behalf of the Board of Directors and perform the duties of the President Director and/or Vice President Director if the President Director was absent or unavailable.

c.

If the GMS does not appoint a Vice President Director, then in the event that the President Director is absent or unavailable for any reason, which impediment does not need to be proven to a third party, the President Director shall appoint in writing the members of the Board of Directors that shall be authorized to act for and on behalf of the Board of Directors and to carry out the duties of the President Director.

17.

In the event that the President Director does not make any of such appointment, then the member of the Board of Directors with the longest term of office shall act for and on behalf of the Board of Directors and perform the duties of the President Director

18.

The Board of Directors for certain acts of their own responsibility shall be entitled to appoint a person or more as their representative or proxy, by granting such person or persons the power to conduct such action certain as governed by a power of attorney.

19.

The division of duties and authority of each member of the Board of Directors shall be determined by the GMS. In the event that the GMS does not specify the division of duties and authority, then the division of duties and authority among the Board of Directors shall be determined based on the resolution of the Board of Directors.

20.

The Board of Directors in managing the Company shall carry out the guidance provided by the GMS to the extent it is in conflict with the prevailing laws and regulations and/or these Articles of Association.

21.	The members of the Board of Directors are not authorized to represent the Company if:
a.	There is a court case between the Company and the concerned members of the Board of Directors; or
b.	The concerned members of the Board of Directors have interests that are in conflict with the interests of the Company.

22.	In the event that the circumstances as referred to in paragraph (21), the party who is eligible to represent the Company, is as follows:
a.	Other member of the Board of Directors who has no conflict of interest with the Company;
b.	The Board of Commissioners in the case of all members of the Board of Directors have a conflict of interest with the Company; or
c.	Other parties appointed by the GMS in the event that all members of the Board of Directors or Board of Commissioners have a conflict of interest with the Company.

MEETING OF THE BOARD OF DIRECTORS

Article 13

1.	The Board of Directors must hold a meeting of the Board of Directors periodically at least 1 (one) time in each month

2.	The Board of Directors must hold a meeting of the Board of Directors together with the Board of Commissioners on a periodic basis of at least 1 (one) time in 4 (four) months.

3.	Convening of the Board of Directors Meeting may be conducted at any time if:
a.	It is deemed necessary by one or more members of the Board of Directors;
b.	It is at the written request of one or more members of the Board of Commissioners.

4.

The summons to the Board of Directors meeting shall be served by members of the Board of Directors who are entitled to represent the Board of Directors pursuant to the provisions of Article 12 of these Articles of Association.

5.a.The summons of the Meeting of the Board of Directors shall be in writing and delivered or submitted directly to each member of the Board of Directors with adequate receipt, or by registered mail or courier service or by telex, facsimile or e-mail no later than 5 (five) days prior to the meeting, without taking into account the date of the summon and the date of the meeting or in a shorter time if it is urgent

b.Such summons are not required for the scheduled meetings based on the resolution of the previous Board of Directors' meeting or when all members of the Board of Directors are present at the meeting.

6.

The summons for the Board of Directors Meeting shall indicate the agenda, date, time and place of the meeting. Meetings of the Board of Directors may be held at the place of domicile of the Company or elsewhere within the territory of the Republic of Indonesia or at the place of business activity of the Company.

7.

All meetings of the Board of Directors shall be chaired by the President Director, and in the event that the President Director is absent or unavailable,  then the Vice President Director shall preside over the Board of Directors’ Meeting, or a  Director appointed in writing by the President Director shall preside over the Board of Directors’ Meeting if at the same time the Vice President Director is absent or unavailable,  or Director appointed by the Vice President Director shall preside over the Board of

Directors' Meeting if at the same time the President Director is absent or unable and does not make such an appointment.

8.

If the GMS does not appoint the Vice President Director, in the case that the President Director is absent or unavailable, then one of the Directors appointed in writing by the President Director shall resides over the Board of Directors' Meeting

9.

In the event that the President Director does not make such an appointment, then one of the longest Director in the position as a member of the Board of Directors shall preside over the Board of Directors' Meeting

10.

In the event that the Director of the longest serving as a member of the Board of Directors of Perseoan is more than 1 (one) person, then the Director as referred to in paragraph (9) with the oldest in the age shall acts as chairman of the Board of Directors' meeting

11.

A member of the Board of Directors may be represented in the Board of Directors’ Meeting only by other members of the Board of Directors by virtue of a power of attorney. A member of the Board of Directors may only represent another member of the Board of Directors

12.

Any member of the Board of Directors who is unable to attend the Board of Directors’ meeting may submit his or her opinion in writing and signed, then submitted it to the President Director or Vice President Director or to other members of the Board of Directors who will chair the Board of Directors Meeting on whether or not to support any subject that will be discussed and this opinion shall be regarded as validly issued in the Meeting of the Board of Directors.

13.	Board of Directors’ meeting is valid and entitled to adopt binding resolutions if it is attended or represented by more than ½ (half) of the numbers of the members of the Board of Directors.

14.	In case there are more than one proposal, then the re-election shall be conducted so that one of the proposals obtains vote of more than ½ (half) portion of the number of votes cast.

15.

The resolution of the Meeting of the Board of Directors shall be adopted by deliberation for consensus. If the resolution based on deliberations for consensus is not reached, then the resolution shall be made by voting based on the affirmative vote of more than 1/2 (half) portion of the number of valid votes cast at the meeting concerned.

16.

In the Board of Directors' Meeting, each member of the Board of Directors shall be entitled to cast 1 (one) vote and 1 (one) additional vote for each other member of the Board of Directors which he/she represents legally in the meeting.

17.	A blank vote (abstain) is considered to approve the proposal submitted in the meeting. Unauthorized votes are considered absent and not counted in determining the number of votes cast in the meeting.

18.

Voting on individuals shall be conducted by unsigned folded ballots, while on other matters shall be verbally, unless the Chairman of the meeting decides otherwise without any objection of the meeting participants.

19.

a.The Board of Director’s Meeting results as referred to in paragraph 1 of this Article shall be recorded into the Minutes of Meeting. The Minutes of Meeting shall be prepared by a person attending the meeting and appointed by the Chairman of the Meeting and then signed by all present members of the Board of Directors and distributed to all members of the Board of Directors.

b.The Board of Director’s of Meeting as referred to in paragraph 2 of this Article shall be recorded into Minutes of Meeting.  The Minutes of Meeting shall be prepared by a person attending the meeting appointed by the Chairman of the Meeting and then signed by all present members of the Board of Directors and of the Board of Commissioners and then distributed to all members of the Board of Directors and the Board  of Commissioners

c.In the case that any member of the Board of Directors and/or member of the Board of Commissioners does not sign the results of the Board of Director’s meeting as referred to in points a  and b, then he/she shall specify the reasons in writing in a separate letter attached to the Minutes of Meeting.

d.The minutes of the Board of Directors’ meeting as referred to in points a and b  shall be documented by the Company.

e.Minutes of the Board of Directors’ Meeting shall constitute a valid proof for all members of the Board of Directors and for third parties in relation to the resolutions adopted in the relevant Meeting.

20.

a.The Board of Directors may also adopt valid resolutions without convening any Board of Directors’ Meeting provided that all Members of the Board of Directors have been notified in writing and all members of the Board of Directors give approval for the proposal submitted in writing and sign such approval.

b.The resolutions so adopted shall have the same effect as the resolutions adopted validly in a Board of Directors’ Meeting.

21.

In the event that any member of the Board of Directors fails to attend the meeting physically, then such member of the Board of Directors may attend the meeting through teleconference media, conference video, or any other means of electronic media, in accordance with the applicable provisions.

22.

Any member of the Board of Directors who personally in any way, directly or indirectly, has any interest in a transaction, contract or any proposed contract to which the Company  is a party shall specify the nature of the interest in a Board of Directors’ Meeting and therefore such member shall not entitled to participate in casting votes regarding the matters related to such transaction or contract

BOARD OF COMMISSIONERS

Article 14

1.a.Supervision of the Company shall be conducted by the Board of Commissioners whose number is adjusted to the needs of the Company, which consist of at least 2 (two) persons, one of whom shall be appointed as President Commissioner and, where required, one of them may be appointed as Vice President Commissioner

b.The Board of Commissioners consists of Commissioners and Independent Commissioners. Number of Independent Commissioners is in accordance with the provisions of the prevailing laws and regulations.

2.The Board of Commissioners shall act as a board and each member of the Board of Commissioners may not act individually, but only based on the Board of Commissioners resolution.

3.The requirements of members of the Board of Commissioners must follow the following provisions:

a.	Company Law;
b.	Prevailing laws and regulation of the Capital Market; and
c.	Other laws and regulations that shall be applicable and related to the business activity of the Company.
4.	Those may be appointed as a member of the Board of Commissioners is an individual who meets the requirements at the time of appointment and during his/her tenure:
a.	Has good characters, morals and good integrity
b.	Capable to conduct legal action;
c.	within the period of 5 (five) years prior to the appointment and during the term of office:
1)	has never been declared bankrupt;
2)	has never become members of the Board of Directors and/or members of the Board of Commissioners who were convicted of causing a company to be declared bankrupt;
3)	has never been sentenced for committing a crimal action that harms the financial situation of the State and/or relating to financial sector; and
4)	has never been a member of the Board of Directors and / or member of the Board of Commissioners where during his/her tenure:

a)	had ever not convened an annual GMS;
b)

his / her accountability as a member of the Board of Directors and / or a member of the Board of Commissioners had ever been not accepted by the GMS or has ever not given any accountability as a member of the Board of Directors and / or members of the Board of Commissioners to the General Meeting of Shareholders; and

c)	had ever caused a company obtaining permit, approval or registration from OJKs not fulfilling the obligation to submit annual report and / or financial statemens to Financial Service Authority.

d.	has a commitment to comply with the prevailing laws and regulations;
e.	having knowledge and / or expertise in the field required by the Company; and
f.	meet the other requirements set out in paragraph 3 of this Article.
5.

The fulfillment of the requirements referred to in paragraph 4 of this Article shall be evidenced by a statement signed by the candidate member of the Board of Commissioners and the letter shall be submitted to the Company. Such statemenet letter shall be scrutinized and documented by the Company.

6.	The Company must convene the GMS to replace the members of the Board of Commissioners who do not meet the requirements.

7.

The appointment of members of the Board of Commissioners who do not meet the requirements referred to in paragraph (3) of this Article shall be null and void as of the other members of the Board of Commissioners or the Board of Directors are aware of non-fulfillment of such requirements, based on valid evidence, and a written notice is provided to the members of the Board of Commissioners concerned, with observe to the prevailing laws and regulations

8.

Within a period of no later than 2 (two) business days after it is found that the appointment of a member of the Board of Commissioners does not meet the requirements, then the other members of the Board of Commissioners must announce the cancellation of the appointment of the member of the Board of Commissioners in the media of announcement with dur regard to the prevailing laws and regulation on the Capital Market , and no later than 7 (seven) days shall notify it to the Minister in charge of Law to be recorded in accordance with the prevailing laws and regulations.

9.

Any legal action done for and on behalf of the Company by member of the Board of Commissioners which does not meet the requirements prior to the cancellation of the appointment of such members of the Board of Commissioners shall remains binding and become the responsibility of the Company.

10.

Legal acts committed for and on behalf of the Company by members of the Board of Commissioners who do not meet the requirements after the cancellation of the appointment as referred to in paragraph (7) of this Article shall be invalid and fall into the personal responsibility of the members of the Board of Commissioners concerned.

11.

In addition to fulfill the criteria as referred to in paragraphs (3) and (4) of this Article, appointment of members of the Board of Commissioners shall be conducted by considering the integrity, dedication, understanding of the company's management issues relating to one of the functions of management, having sufficient knowledge in the business field of the Company, and is ably to spend sufficient time to perform its duties as well as other requirements under the prevailing laws and regulations.

12.

Members of the Board of Commissioners are appointed and dismissed by the GMS, which was attended by the shareholder of Serie A Dwiwarna and the resolution adopted by the meeting must be approved by the shareholder of Serie A Dwiwarna. Board of Commissioners are appointed by GMS from the candidate nominated by the shareholder of Serie A Dwiwarna, such nomination shall bind the GMS.

13.

The resolutions of the GMS regarding the appointment and the dismissal of members of the Board of Commissioners also determine the effective date of the appointment and the dismissal. In the event that the GMS does not determine such matter, then the appointment and dismissal of the members of the Board of Commissioners shall come into force as of the close of the GMS.

14.	a.Members of the Board of Commissioners shall be appointed for five (5) years terms of office as from the date as determined by GMS appointing such member until the close of the 5th (fifth)

Annual GMS after the date of the appointment, provided that it shall not exceed the 5 (five) years terms of office, with due regard to the prevailing laws and regulations on the Capital Market, however without prejudice to the rights of GMS to at any time dismiss the member of the Board of Commissioners prior to the end of his/her term of office.

b.After the term of office expires, the members of the Board of Commissioners may be re-appointed by the GMS for a one-time term.

15.	Members of the Board of Commissioners may at any time be dismissed based on the resolution of the GMS by stating the reasons.

16.

Reasons for dismissal of members of the Board of Commissioners as referred to in paragraph (15) dismissal shall be conducted if based on reality, such members of the Board of Commissioners, among others:

a.	Are unable to perform their duties properly.
b.	Violate the provisions of these Articles of Association and / or the prevailing laws and regulations.
c.	Are involved in actions harming the Company and / or the State;
d.	commit acts that violate ethics and / or propriety that should be respected as the members of the Board of Commissioners.
e.	Are declared guilty by a court decision that has had permanent legal force.
f.	Resign.

17.

In addition to the reasons for dismissal of members of the Board of Commissioners as referred to in paragraph (16) letter a to letter g, members of the Board of Commissioners may be dismissed by the GMS based on other reasons as deemed appropriate by the GMS for the interest and purpose of the Company.

18.

Decision of dismissal for reasons as referred to in paragraph 16 letter a, letter b, letter c, letter d and paragraph (17), shall be adopted after the relevant person is given a chance to defend him/herself in the GMS

19.	Dismissal for reasons as referred to in paragraph (16) letter c and letter e of this Article shall constitute disrespectful dismissal.

20.

Among the members of the Board of Commissioners and between the members of the Board of Commissioners and the members of the Board of Direcdtors there shall be no family relationship up to the third degree, by means of vertical line or horizontal line, including relationship  arising from marriage.

21.	In the event of the occurrence of circumstances as referred to in paragraph (20), the GMS is authorized to dismiss one of them.

22.

Division of work among the members of the Board of Commissioners is governed by themselves, and for the continuous of its functioning,  the Board of Commissioners may be assisted by the Secretary of the Board of Commissioners appointed by the Board of Commissioners.

23.	If at any time for any reason, one or more positions of the member of the Board of Commissioners of the Company is / are vacant:
a.

The GMS shall be held to fill such vacant positions if such vacant resulting the members of the Board of Commissioners to be less than 2 (two) members,   one of it being the President Commissioner or the vacant position is the position of the President Commissioner.

b.	GMS as referred to in letter a shall be held no later than 90 (ninety) days since the occurrence of vacancy as referred to in letter a.

24.

If at any time for any reason the entire position of the Board of Commissioners of the Company are vacant, then for the time being the holder of Serie A Dwiwarna share may appoint the caretaker of the members of the Board of Commissioners in order to carry out the duties of the Board of Commissioners with the same authority, provided that within no later than 90 (ninety) days after the vacancy, a GMS shall be held to fill the vacancy of the Board of Commissioners.

25.	a.A member of the Board of Commissioners shall be entitled to resign from his/her position before his/her term expires by notifying in writing of his/her intention to the Company.

b.A member of the Board of Commissioners shall be entitled to resign from his/her position before his/her term expires by notifying in writing of his/her intention to the Company.

c.The Company is obliged to convene the GMS to decide the resignation of members of the Board of Commissioners within at the latest 90 (ninety) days after the receipt of the letter of resignation.

d.The Company is obliged to make disclosure information to the public and submit the same to Financial Service Authority no later than 2 (two) business days after the receipt of the request for the resignation of members of the Board of Commissioners as referred to in letter a of this paragraph and the resolution of the GMS as referred to in letter b.

e.Before the resignation becomes effective, the member of the Board of Commissioners concerned shall be still obligated to complete its duties and responsibilities in accordance with these Articles of Association and the prevailing laws and regulations.

f.Any member of the Board of Commissioners who resigns as mentioned above may still be held accountable as a member of the Board of Commissioners from the date of the appointment until the date of approval of his/her resignation at the GMS.

g.The discharge of the responsibilites of the resigning member of the Board of Commissioner is granted after the Annual GMS releases him/her.

h.In the event that a member of the Board of Commissioners resigns and it results the numbers of the members of the Board of Commissioner to become less than 2  (two) members, then such resignation is valid if it has been determined by the GMS and the new member of the Board of Commissioners has been appointed, thus fulfilling the minimum requirements of the number of the members of the Board of Commissioners.

26.	The position of a member of the Board of Commissioners shall end, if:
a.	his/her resignation has been effective as referred to in paragraph (25) letter b;
b.	he/she dies;
c.	his/her term of office has expired;
d.	he/she is dismissed based on the resolution of the GMS; or
e.	he/she is declared bankrupt by a Commercial Court that has had a permanent legal force or is placed under custody by a court decision;
f.	he/she dies not comply any further with the requirements as a member of the Board of Commissioners under these Articles of Association and other prevailing laws and regulations.

27.	The provisions of paragraph (26) letter f shall include, but not limited to the prohibition of double positions.

28.

For members of the Board of Commissioners who resign before or after their term of office expires except for rtermination due to death, then the concerned members shall remain be liable for his/her actions which accountability have not been accepted by the GMS

29.	Members of the Board of Commissioners are prohibited from holding double positions as:
a.	member of the Board of Directors at State-Owned Enterprises, Regional-Owned Enterprises, private-owned enterprises;
b.

management of the political party and/or candidate/member of People's Representative Council and/or member of Regional People's Representative Council and/or member of Level I Regional People's Representative Council and/or member of Level II Regional People's Representative Council and/or candidate for head of region /vice head of region;

c.	other positions in accordance with the provisions of the prevailing laws and regulations; and/or
d.	other positions that may give rise to conflict of interests

30.

Members of the Board of Commissioners, shall be given honorarium and allowances / facilities including tantiem and post employment benefits of which type and amount shall be determined by the GMS with due regard to the prevailing laws and regulations.

Duties, Authorities and Obligations of the Board of Commissioners

Article 15

1.

The Board of Commissioners shall be in charge of supervising the management policy, the running of the management in general, both of the Company and the Company's business conducted by the Board of Directors and shal give advice to the Board of Directors including supervision of the performance of the Company’s Long Term Plan, Business and Budget Plan of the Company and the provisions of these Articles of Associations and Resolution of GMS, as well as the prevailing laws and regulations in consideration of the Company’s interest amd in accordance with the Company's purposes and objectives.

2.	In performing the duties as referred to in paragraph (1), then:
a.	The Board of Commissioners is authorized to:

a.1inspect the books, letters, and other documents, inspect cash for verification purposes and other securities and verify the Company's assets;

a.2entering the perimeters, building, and office used by the Company;

a,3request explanations from the Board of Directors and / or other officials regarding any issues related to the management of the Company;

a.4acknowledge all policies and measures that have been and will be undertaken by the Board of Directors;

a.5request the Board of Directors and / or other officials under the Board of Directors with the knowledge of the Board of Directors to attend the Board of Commissioners meeting;

a.6appoint and dismiss a Secretary of the Board of Commissioners;

a.7temporarily dismiss members of the Board of Directors in accordance with the provisions of these Articles of association;

a.8establish the Audit Committee and Nomination and Reminartion Committee, Risk Monitoring Committee And other committees, if it is deemed necessary by observing the ability of the company;

a.9utilize experts for certain matters and within a certain period of time at the expense of the Company, if it is deemed necessary;

a.10carry out the Company's management actions in certain circumstances for a certain period of time in accordance with the provisions of these Articles of Association;

a.11approve the appointment and the dismissal of the Corporate Secretary and / or Head of the Internal Control Unit;

a.12attend meetings of the Board of Directors and provide views on the issues discussed;

a.13carry out other supervisory authority as long as it does not conflict with the prevailing laws and regulations, Articles of Association, and / or resolutions of the GMS.

b.	The Board of Commissioners is obliged to:

b.1 provide advice to the Board of Directors in conducting the management of the Company;

b.2 provide opinion and approval of the Company's Business Plan and Annual Budget and other work plan prepared by the Board of Directors, in accordance with the provisions of these Articles of Association;

b.3 follow the Company’s activity development and give opinion and advice to GMS regarding any matter deemed necessary for the management of the Company;

b.4report to the holder of Serie A Dwiwarna shares in case of tendency of declining performance of the company;

b.5 propose to the GMS for appointment of the public accountant firm to conduct examination  on the books of the Company;

b.6 examine and scrutinize the periodic reports and Annual Reports prepared by the Board of Directors and sign the Annual Reports;

b.7 give explanations, opinions and suggestions to the GMS on the Annual Report, if it is requested;

b.8 make minutes of meetings of the Board of Commissioners and keep copies of them;

b.9 report to the Company concerning its shareholdings and / or its family’s shareholding with the Company and other coampanies;

b.10 provide a report on the supervisory duties that have been carried out during the past financial year to the GMS.

b.11 provide an explanation of all matters asked or requested by the holder of Serie A Dwiwarna share by taking into account the prevailing laws and regulations applicable on the Capital Market.

b.12 perform other obligations in the context of supervisory and advisory tasks, as long as they are not contrary to the prevailing laws and regulations, Articles of Association, and / or resolutions of the GMS.

3.	In performing their duties each member of the Board of Commissioners shall:
a.	comply with Articles of Association and laws and regulations and principles of professionalism, efficiency, transparency, independence, accountability, and fairness;
b.

in good faith, prudent and responsibility in carrying out supervisory and advisory duties to the Board of Directors for the interest of the Company and in accordance with the purposes and objectives of the Company.

4.

In certain circumstances, the Board of Commissioners shall convene the Annual GMS and other GMS in accordance with their authority as regulated in the prevailing laws and regulations and these Articles of Association.

5.

a.Each member of the Board of Directors shall be personally liable for the Company’s loss, if the loss is caused by the fault ot negligence of the members of the Board of Commissioners in performing the duties.

b.Each member of the Board of Directors shall be personally liable for the Company’s loss, if the loss is caused by the fault ot negligence of the members of the Board of Commissioners in performing the duties.

c.Members of the Board of Commissioners can not be held accountable for the Company as referred to in letter a, if he/she is able to prove that:

1)	the loss is not due to his/her fault or negligence;
2)	he/she has conducted the supervisory duty in good faith and prudentially in the interest of and according to the purposes and objectives of the Company;
3)	he/she has no conflict of interests, directly or indirectly, with the supervisory action causing a loss; and
4)	he/she has taken an action to prevent any occurrence or continuation of such loss.

Board of Commissioners’ Meeting

Article16

1.	All decisions of the Board of Commissioners shall be adopted in the Board of Commissioners' meeting.

2.	The Board of Commissioners must convene a meeting at least once every 2 (two) months.

3.	The Board of Commissioners must convene a meeting with the Board of Directors periodically at least once every 4 (four) months.

4.	The Board of Commissioners may convene a meeting at any time upon request of 1 (one) or several members of the Board of Commissioners or the Board of Directors, stating the matters to be discussed.
5.

The summon of the Meeting of the Board of Commissioners shall be made by the President Commissioner. In the event that the President Commissioner is absent or unavailable, where it is not necessary to prove to third parties, then the summon for meeting of the Board of Commissioners is conducted by the Vice President Commissioners. In the event that the Vice President Commissioner is absent or unavailable for any reason, where it is not necessary to prove to third parties, then the summon for meeting of the Board of Commissioners is conducted by a member of the Board of Commissioners

6.

a.The summon of the Meeting of the Board of Commissioners shall be made in writing and served or hand-delivered to every member of the Board of Commissioners with adequate receipt, or by registered mail or courier service or by telex, facsimile or e-mail no later than 5 (five) days before the meeting, excluding the date of the summon and the date Meetings, or in a shorter time if urgent.

b. Such summon shall not be required for scheduled meetings based on the resolution of the previous Board of Commissioners' Meeting.

7.

The summons of the Meeting of the Board of Commissioners shall include the agenda, date, time and place of the meeting. Meetings of the Board of Commissioners shall be held at the place of domicile of the Company or elsewhere within the territory of the Republic of Indonesia or at the place of business activity of the Company.

8.	All Board of Commissioners Meetings are chaired by the President Commissioner.

9.

a.In the event that the President Commissioner is absent or unavailable, then the Vice President Commissioner shall presides over the meeting of the Board of Commissioners, or a member of the Board of Commissioners appointed by the President Commissioner shall presides over the meeting of the Board of Commissioners if at the same time the Vice President Commissioner is absent or unavailable, or a member of the Board of Commissioners appointed by the Vice President Commissioner will preside over the Board of Commissioners’ meeting if at the same time the President Commissioner is absent or unavailable and does not make any such appointment.

b.If the General Meeting of Shareholders does not appoint the Vice President Commissioner, then in the event that the President Commissioner is absent or unavailable, the Meeting of the Board of Commissioners shall be chaired by a member of the Board of Commissioners appointed by the President Commissioner.

10.	In the absence of President Commissioner's appointment, then the longest serving member of the Board of Commissioners shall act as chairman of the Board of Commissioners' Meeting.

11.

the Board of Commissioners Meeting is valid and entitled to take binding decisions when it is attended and / or represented by more than ½ (half)  portion of the number of the members of the Board of Commissioners.`

12.

If there are more than one longest serving member of the Board of Commissioners, then  the oldest member of the Board of Commissioners as referred to in paragraph (10)   of this article shall chair the meeting.

13.	If there are more than one proposals presented, a re-voting shall be convened until one proposal receive vote of more than 1/2 (half) of the casted votes.

14.

In the Board of Commissioners' Meeting, each member of the Board of Commissioners shall be entitled to cast 1 (one) vote and one additional vote for each member of the Board of Commissioners he/she represents legally in such meeting.

15.

Blank votes (abstain) shall be deemed as apprive to the proposal submitted in the meeting. Unauthorized votes shall be deemed non-existent and shall not be counted to determine the number of votes cast.

16.

The voting regarding individual person shall be conducted by folded unsigned ballot, whereas the voting on other matters shall be made orally, unless the Chaiurman of the Meeting determines otherwise without any objection based on the majority vote of the present.

17.

The decision of the Board of Commissioners' Meeting shall be made by deliberations to reach consensus. If a decision based on deliberations for consensus is not reached, then a decision shall be made by voting based on the affirmative votes of more than 1/2 (half) portion of the number of valid votes cast at the meeting concerned.

18.

a.The resolution of the Meeting as referred to in paragraph (2) of this Article shall be set forth in the Minutes of Meeting. Minutes of Meeting shall be made by a person present at a meeting appointed by the Chairman of the Meeting and then signed by all members of the Board of Commissioners who are present and submitted to all members of the Board of Commissioners.

b.The resolution of the Meeting as referred to in paragraph (3) of this Article shall be set forth in the Minutes of Meeting. Minutes of Meeting shall be made by a person present at a meeting designated by the Chairman of the Meeting and then signed by all members of the Board of Commissioners and members of the Board of Directors who are present and submitted to all members of the Board of Commissioners and members of the Board of Directors.

c.In the event that a member of the Board of Commissioners and / or a member of the Board of Directors who does not sign the minutes of the meeting as referred to in letter a and letter b, the the relevant member shall specify the reasons in writing in a separate letter attached to the minutes of the meeting.

d.The minutes of meeting as referred to in letter a and letter b shall be documented by the Company.

e.

The minutes of the Meeting of the Board of Commissioners shall constitute as valid evidence for the members of the Board of Commissioners and for third parties regarding the resolutions adopted in the relevant Meeting.

19.

a.The Board of Commissioners may also adopt a valid resolution without holding a Meeting of the Board of Commissioners provided that all members of the Board of Commissioners have been notified in writing and all members of the Board of Commissioners have agreed on the proposal submitted in writing and signed the agreement

.

b.Resolution adopted in such manner shall have the same power as the resolution adopted validly in the Meeting of the Board of Commissioners

20.

In the event that a member of the Board of Commissioners is unable to attend the meeting physical, then such members of the Board of Commissioners may attend the meeting through teleconference media, conference video, or other electronic media facilities in accordance with applicable laws and regulations.

21.

Any member of the Board of Commissioners who personally, by any means, directly or indirectly, has an interest in a transaction, contract or proposed contract in which the Company is a party, then the nature of the interest of such relevant member shall be declared in the meeting of the Board of Commissioners and such relevant member is not allowed to participate in voting concerning matters relating to such transaction or contract.

Busines Plan and Annual Budget

Article 17

1.	The Board of Directors shall prepare the Company’s Business Plan and Annual Budget for each financial year, at least containing:
a.	mission, business target, business strategy, policy and work/activity program;
b.	the Company’s budget specified in details with respect to each work/activity program budget;
c.	the financial projection of the Company and its subsidiaries; and
d.	other matters as may required approval from the Board of Commissioners.

2.

The Board of Commissioners must arrange a Board of Commissioners' work program which constitutes an integral and inseparable part of the Work Plan and Annual Budget prepared by the Board of Directors of the Company as referred to in paragraph (1).

3.	The proposed Company’s Work Plan and Annual Budget that has been signed by all members of the Board of Directors shall be submitted by the Board of Directors to the Board of Commissioners no later than 30 (thirty) days prior to the commencement of the new financial year or within the time set out in the applicable laws and regulations to get approval from the Board of Commissioners.

4.

The draft of the Company’s Work Plan and Annual Budget shall be approved by the Board of Commissioners no later than 30 (thirty) days after the current financial year (the financial year of the relevant Company’s Work Plan and Annual Budget) or within the time set out in the applicable laws and regulations.

5.

In the event of  the draft of the proposed Company’s Work Plan and Annual Budget has not been submitted by the Board of Directors and/or the Company’s Work Plan and Annual Budget has not been approved within the period as referred to in paragraph (4) of this Article, then the Company’s Work Plan and Annual Budget of the preceding year shall be applied.

Financial Year and Annual Report

Article 18

1.

The Company’s financial year shall commence from the 1st (first) day of January and shall be ended on the 31st (thirty-first) day of December of the same year. At the end of December each year, the Company’s books shall be closed.

2.	The Board of Directors shall prepare an Annual Report containing at least the followings:
a.	overview of important financial data;
b.	shares information (if any);
c.	reports of the Board of Directors;
d.	report of the Board of Commissioners;
e.	profile of the Company;
f.	analysis and discussion of the management;
g.	corporate governance;
h.	the Company's social and environmental responsibilities;
i.	audited annual financial statements;
j.	statements of members of the Board of Directors and members of the Board of Commissioners concerning the responsibility upon the Annual Report.

3.

The Board of Commissioners shall prepare a report on the supervisory duties performed by the Board of Commissioners during the preceding financial year which is an integral and inseparable part of the annual report prepared by the Board of Directors as referred to in the paragraph (2).

4.

The draft Annual Report including the financial statements that has been audited by a public accountant and has been signed by all members of the Board of Directors shall be submitted to the Board of Commissioners to be reviewed and signed before being submitted to the Annual GMS for approval and ratification.

5.

Annual Report as referred to in paragraph (2) of this Article which has been signed by all members of the Board of Directors and all members of the Board of Commissioners shall be submitted by the Board of Directors to Annual GMS no later than 5 (five) months after the end of the Financial Year with due regard to the prevailing laws and regulation.

6.

In the event that any member of the Board of Directors and the Board of Commissioners does not sign the Annual Report concerned, then the reason thereof shall be stated in writing or such reason shall be stated by the Board of Directors in a separate letter attached to the Annual Report.

7.

In the event of any member of the Board of Directors and the Board of Commissioners does not sign the annual report  as referred to in paragraph (5) of this Article and does not give any reason in writing, then the relevant person shall be deemed to have approved the content of the Annual Report.

8.

The approval of the Annual Report including the ratification of the financial statements as referred to in paragraph (4) of this Article shall be conducted by the Annual GMS no later than the end of the 5th (fifth) month after the end of financial year.

9.

The approval of the Annual Report, including the ratification of the financial statements together with the report of supervisory duties of the Board of Commissioners and the decision on the appropriation of profit  shall be established by the GMS

10.

The approval of the Annual Report including the report of supervisory duties of the Board of Commissioners and ratification of the financial statements by the Annual GMS, shall mean granting of discharge and release to the members of the Board of Directors and the Board of Commissioners for the respectime management and supervision action carried out during the past financial year, to the extent that such actions are reflected in the annual report including financial statements, report of supervisory duties by the Board of Commissioners, and in accordance with applicable laws and regulations.

11.	The Annual Report including Financial Statements as referred to in paragraph (4) shall be made available at the Company’s Principal Office from the date of the summon until the date of the Annual GMS.

12.

The Company must publish the Financial Statements including Balance of Sheet and Profit/Loss Statement in Indonesian language in newspapers nationally distributed in accordance with the procedures set forth in the prevailing laws and regulations on the Capital Market.

Report

Article 19

1.	The Board of Directors shall prepare a periodical report containing the implementation of the Company’s Work Plan and Budget.

2.	The periodical report as referred to in paragraph (1) shall includes quarterly and annual reports.

3.	In addition to periodical reports as referred to in paragraph (2), the Board of Directors at any time may also provide the Board of Commissioners with a special report.

4.

The periodic reports and the other reports as referred to in paragraphs (1) and (3), are provided in the form, content and procedure of preparation in accordance with the prevailing laws and regulations.

5.	The Board of Directors shall submit a quarterly report to the Board of Commissioners no later than 30 (thirty) days after the end of the relevant quarterly period

General Meeting of Shareholders

Article 20

1.	GMS in the Company is:
a.	Annual GMS, as referred to in Article 21 of these Articles of Association.
b.	Other GMS which is held at any time pursuant to the needs as set out in Article 22 of these Articles of Association.

2.	GMS in these Articles of Association shall mean either”Annual GMS” or “other GMS”, unless expressly stated otherwise.

3.	The Board of Directors convenes Annual GMS and other GMS. GMS may be convened at the request of the shareholders with due regards to the provisions in paragraph (4) below.

4.	Request for the convening of GMS by the Shareholder:
a.	The holding of GMS may be performed at request of:

a.1Serie A Dwiwarna Shareholder.

a.2Request of one or more Shareholders either individually or jointly representing 1/10 (one per tenth) or more of the total umber of shares issued by the Company with valid voting rights, in accordance with the provisions of these Articles of Association and the prevailing laws and regulations.

b.	Request for the holding of GMS as referred to in letter a may be submitted to the Board of Directors by registered letter as well as the reason thereof.

c.	Request for the holding of GMS in the letter a of this paragraph shall:
1)	be conducted in good faith;
2)	consider the interests of the Company;
3)	be accompanied with reasons and the material related to the matters needed to be decided in the GMS;
4)	not be against with the prevailing laws and regulations and these Articles of Asscoation

d.

The proposal for the holding of the GMS from the shareholders as referred to in letter a of this paragraph shall be a request requiring an approval of GMS and pursuant to the assessment of the Board of Directors, it has fulfilled the requirements as referred to in letter c.

e.

The Board of Directors must make an announcement of GMS to the shareholders within the period no later than 15 (fifteen) days starting from the date when the request for the holding  of GMS as referred to in letter a of this  paragraph is received by the Board of Directors.

f.	In the event of the Board of Directors does not make an announcement of GMS as referred to in letter e, the shareholders may resubmit the request for the holding of GMS to the Board of Commissioners.

g.

The Board of Commissioners shall make an announcement of GMS to the shareholders within the period of no later than 15 (five days) days starting from the date when request for the holding of GMS as referred to in letter f is received by the Board of Commissioners.

h.

In the event that the Board of Directors or the Board of Commissioners does not make such an announcement of GMS within a period as referred to in letters e and g of this paragraph,  then the Board of Directors or the Board of Commissioners must announce:

1)	that there is a request for the holding of GMS from the shareholder as referred to in letter a of this paragraph; and
2)	the underlying reason that the GMS is not held.

i.

The announcement as referred to in letter h is conducted within the period of no later than 15 (fifteen) days of the receipt of a request for the holding of GMS from a shareholder as referred to in letters b and f of this paragraph.

j.	Announcement as referred to in letters e, g and h of this paragraph shall at least be published in:
1)	1 (one) Indonesian daily newspaper having natitally circulated ;
2)	the Stock Exchange's web site; and
3)	The Company's web site in Indonesian Language and/or other languages as determined by the prevailing laws and regulations.

k.

In the event that the announcement as referred to in letter j number 3) using a language other than Indonesian Language, then the announcement shall contain the same information with information given in the announcement in Indonesian Language.

l.	In the event of a different interpretation of the announcement in letter j of this paragraph, then the Indonesian Language information shall be use as a reference.

m.

The evidence of announcement as referred to in letter j number 1 of this paragraph along with a copy of the letter of request for the holding of GMS as referred to in letter b of this paragraph shall be submitted to the Financial Service Authority no later than 2 (two) business days after the announcement.

n.	In the event of the Board of Commissioners does not make announcement of the GMS as referred to in letter g of this paragraph, then the shareholder as referred to in letter a of this paragraph may submit an application to hold the GMS to the chairman of  the District Court which jurisdiction covers the Company’s domicile in order to determine the granting of permission for the holding of GMS

o.	The shareholder who has obtained a court order to hold the GMS as referred to in letter n, shall:
1)	make an announcement, summon that the GMS will be held, announcement of the summary of the minutes of GMS held in accordance with Regulations of the Financial Service Authority.
2)

make a notification of that the GMS will be held and provide the evidence of announcement, evidence of summon, minutes of GMS, and evidence of the announcement of the summary of minutes of GMS with regards to the GMS held in accordance with the Regulations of the Financial Service Authority.

3)

attach document which contain the name of shareholders  and the number of their shareholding in the Company which has obtained a court order to hold the GMS, and the court order in the notification in number 2 to the Financial Service Authority relating to the information that the GMS will be held.

p.	The Shareholder as referred to in letter a of this paragraph shall not transfer its shareholding as provided in Article 10 paragraph (9) of these Articles of Association.

Annual General Meeting of Shareholders

Article 21

1.	Annual GMS shall be held annually, after the end of financial year in accordance with the prevailing laws and regulations.

2.	In Annual GMS:
a.	The Board of Directors submits an annual report as referred to in Article 19 of these Articles of Association;
b.	The Board of Directors shall submit a proposed appropriation of the Company’s Net Profit, if the company has a positive profit;
c.

The appointment of a Public Accounting Firm reqistered with Financial Service Authority as proposed by the Board of Commissioners, in order to conduct audit against the Company’s current year Financial Statements, including an audit agaict the internal control over financial reporting, in accordance with prevailing laws and regulations on the capital market authority in which the Company’s shares are listed and/or recorded;

d.	The Board of Directors may submit other things in favour of the Company in accordance with the provisions of these Articles of Association.

3.

The approval of the annual report including the ratification of financial statements and report of supervisory duties of the Board of Commissioners conducted by GMS, shall mean the granting of the full acquittal and discharge to the members of the Board of Directors and the Board of Commissioners for the respective management and supervision action that have been carried out during the past financial year, to the extent that such actions are reflected in the annual report and financial statements except for embezzlement, fraud and other criminal acts.

Other General Meeting of Shareholders

Article 22

Other GMS may be held at any time pursuant to the needs for the interest of the Company.

Place, Notification, Announcement, Summon and Time of the Holding of

the General Meeting of Shareholders

Pasal 23

1.	The Company shall designate time and place for the holding of GMS.
2.	The place for the General Meeting of Shareholders shall be at the Republic of Indonesia, which may be held at:
a.	the Company’s domicile;
b.	the place where the Company conducts its main business activities;
c.	the provincial capital that covers the domicile or the place of the main business activity of the Company; or
d.	the provincial capital that covers the domicile of the Stock Exchange’s in which the shares of the Company are listed.
3.

The Board of Directors shall hold the GMS preceded by GMS notification to the Financial Services Authority (hereinafter referred to as “OJK”), the announcement of GMS and the summon of GMS as provided in this article.

4.	Notification of GMS to OJK shall be submitted with the following requirements:
a.	The Company shall submit a notification of the agenda of GMS to OJK no later than 5 (five) business days prior to the announcement of GMS, regardless of the date of GMS announcement.
b.	The agenda of GMS as referred to in letter a shall be disclosed in a clear and detailed manner.
c.	In the event of any change of the agenda of GMS as referred to in letter b, the Company shall notify OJK of such change to the agenda at the latest at the summon of GMS.
d.

The provisions of letters a, b and c shall apply mutatis mutandis to the notification of the holding of GMS by the shareholders who obtained a court order to hold the GMS as referred to in Article 20 paragraph (4) letter o of these Articles of Association.

5.	The announcement of GMS shall be conducted with following requirements:
a.	the Company shall make announcement of GMS to the shareholders no later than 14 (fourteen) days prior to the summon of GMS, regardless of the date of announcement and the date of the summon.
b.	The announcement of GMS as referred to in letter a shall at least contain:
1)	the provisions with respect to the shareholders who are entitled to attend the GMS;
2)	the provisions with respect to the shareholders who are entitled to propose the agenda of GMS;
3)	date of GMS; and
4)	date of the summon of GMS.

c.

In the event that GMS is held at the request of a shareholder as referred to in Article 20 paragraph (4) of this Articels of Association, in addition to containing the matters mentioned in letter (b), the announcement of GMS as referred to in letter a must contain information that the Company is holding the GMS due to a request from the shareholders.

d.	The announcement of GMS to the shareholders as referred to in letter a of this paragraph, shall at least be published in:
1)	1 (one) Indonesian daily newspaper having national circulation;
2)	the Stock Exchange's web site; and
3)	the Company's web site in Indonesian Language and/or other languages as determined by the prevailing laws and regulations.

e.

In the event of the announcement in letter d number (3) using a language other than Indonesian Language, the announcement shall contain the same information with the information given in the announcement in the Indonesian Language.

f.	In the event of a different interpretation of the announcement information in letter e, then the information in Indonesian Language shall be used as a reference.
g.	The evidence of GMS announcement as referred to in letter d number 1 of this paragraph shall be submitted to OJK no later than 2 (two) business days after the announcement of GMS.
h.

In the event of GMS is held at the request of the shareholders, the submission of evidence of the GMS announcement as referred to in letter g shall be  accompanied by a copy of a letter of the request for the holding of GMS as referred to in Article 20 paragraph (4) of these Articles of Association.

i.	The announcement of GMS to adopt resolution of the conflict of interest transaction shall be conducted with dure regard to the prevailing laws and regulation of the Capital Market.

j.

The provisions provided in letter a until letter g  of this paragraph shall apply mutatis mutandis to the announcement of the holding of GMS by the shareholders who obtained a court order to hold the GMS as referred to in Article 20 paragraph (4) letter o of these Articles of Association.

6.	The proposed agenda of the meeting may be submitted by the shareholders with the following requirements`:
a.	The shareholders may propose the agenda of Meeting in writing to the Board of Directors no later than 7 (seven) days prior to the summon of GMS.
b.	The shareholders who may propose the agenda of the Meeting as referred to in letter a are:

b.1Serie A Dwi Warna Shareholders;

b.2 (one) shareholder or more representing 1/20 (one per twentieth) or more of the total number of shares issued by the Company with valid voting rights.

c.	The proposal on the agenda of the Meeting as referred to in letter a, shall:
(1)	be conducted in good faith;
(2)	consider the Company’s interest;
(3)	include reason and proposed materials for the agenda of the Meeting; and
(4)	not contravene with the prevailing laws and regulations.

d.

The proposal on agenda of the meeting from the shareholders as referred to in letter a of this paragraph constitutes the agenda requiring the approval of GMS, and based on the assessment of the Board of Directors they have fulfilled the requirements as referred to in letter c.

e.	The Company shall include the proposed agenda of meeting from the shareholders as referred to in letter a in the agenda of the Meeting contained in the summon.

7.	The summon of GMS shall be made with the following requirements:
a.	The Company shall make a summon to the shareholders no later than 21 (twenty one) days before GMS, regardless of the date of summon and the date of GMS.
b.	The proposed of GMS as referred to in letter a shall at least contain information:
1)	date of convening of GMS;
2)	time of convening of GMS;
3)	place of convening of GMS;
4)	the provisions with respect to the shareholders who are entitled to attend in GMS;
5)	agenda of the meeting including the explanation of each such matter; and
6)	information stating that materials relating to the agenda of the meeting has been made available to the shareholders as of the date of the summon of GMS until the GMS is held.

c.	The summon of GMS to the shareholders as referred to in letter a of this paragraph shall at least be published in:
1)	1 (one) Indonesian daily newspaper having national circulation;
2)	The Stock Exchange's web site; and
3)	The Company's web site in Indonesian Language and/or other languages determined by the laws and regulations.
4)

In the event of the announcement in number 3) using a language other than Indonesian Language, the announcement shall then contain the same information with the information given in the Indonesian Language announcement.

5)	In the event of a different interpretation of the announcement information in number 4 then the information used as a reference is the information in Indonesian Language.

d.	The evidence of the summon of GMS as referred to in letter c number 1 shall be submitted to OJK no later than 2 (two) business days after the summon of GMS.
e.	The summon of the GMS, to adopt resolution regarding transaction with conflict of interest, shall be conducted in accordance with the prevailing laws and regulations on the Capital Market
f.

Without prejudice to any other provisions in these Articles of Association, the summon shall be made by the Board of Directors or the Board of Commissioners in the manner as specified in these Articles of Association, with due regard to the prevailing laws and regulations on the Capital Market.

g.

The provisions of letter a until letter f shall apply mutatis mutandis to the summon of GMS by the shareholders who has obtained a court order to hold the GMS as referred to in Article 20 paragraph (4) letter o of these Articles of Association.

8.	The summon of the second General Meeting of Shareholders shall be conducted under the following conditions:
a.	The summon of the second General Meeting of Shareholders shall be conducted within period of no more than seven (7) days before the second General Meeting of Shareholders is held.
b.

In the summon of the second General Meeting of Shareholders should mention that the first General Meeting of Shareholder has been held and was not reached the quorum of attendance. This provisions shall apply without prejudice to the prevailing laws and regulations on the Capital Market and other prevailing laws and regulations as well as the prevailing regulations of Stock Exchange where the Company are listed.

c.	The second General Meeting of Shareholders is held at the earliest ten (10) days and at the latest 21 (twenty-one) days after the first General Meeting of Shareholders is held.
d.

The provisions of media for the summon media and the revision of the summon of the General Meeting of Shareholders as referred to in paragraph (7) letter c to letter f dan paragraph (11) of this Article shall apply mutatis mutandis to the summon of the second General Meeting of Shareholders.

9.	The summon of the third General Meeting of Shareholders shall be conducted under the following conditions:
a.	Third summon of the third General meeting of Shareholders will be determined by OJK based on Company’s request.
b.	In the summon of the third General Meeting of Shareholders should mention that the second General Meeting of Shareholder has been held and was not reached the quorum of attendance.

10.	The Agenda of the meeting shall be subject to the following provisions:
a.	The Company shall provide meeting materials for the shareholders.
b.	The meeting materials as referred to in letter a shall be available from the date of the summon of the General Meeting of Shareholders up to the convening of the General Meeting of Shareholders.
c.

In the event that other laws and regulations regulates the obligation of the availability of the agenda materials earlier than the provisions as referred to in letter b, then the availability of the agenda materials shall be in accordance with the provisions of such other laws and regulations.

d.	The agenda materials which are available as referred to in letter b may be in a form of the copy of physical documents and/or electronic documents copy.
e.	The agenda materials as referred to in letter d , if it is requested in writing by the shareholders, shall be granted free of charge to such shareholder in the Company’s office.
f.	The copy of the electronic documents as referred to in letter d of this paragraph may be accessible or be downloaded through the Company's web site.
g.

During the General Meeting of Shareholders, the shareholders are entitled to earn the information relating to the agenda and the agenda materials to the extent that it does not conflict with the interest of the Company.

11.	Summon rectification of the General Meeting of Shareholders shall be conducted under the following conditions:
a.

The Company shall perform the summon rectification of the General Meeting of Shareholders if there any changes to the summon of the General Meeting of Shareholders which has been done as referred to in paragraph (7) letter b of this Article;

b.

In the event that the summon rectification of the General Meeting of Shareholders as referred to in letter a shall contains information regarding the change of date of the General Meeting of Shareholders and/or the addition of the agenda of General Meeting of Shareholders, the Company shall perform re-summon of the General Meeting of Shareholders with the procedure of the summon as referred to in paragraph (7) of this Article;

c.

The provisions relating to the obligation of the re-summon of the General Meeting of Shareholders as referred to in letter b will not be applicable if the summon rectification regarding the change of date of the General Meeting of Shareholders and/or the addition of the agenda of General Meeting of Shareholders be conducted not due to the fault of the Company.

d.	The summon rectification evidence as referred to in letter c shall be submitted to OJK on the same day when the summon rectification is made.
e.

The provisions of the media and the submission of evidence of the summon of the General Meeting of Shareholders as referred in to paragraph (7) letter c dan letter d of this Article, shall apply mutatis mutandis to the summon rectification media and the submission of the evidence of the summon rectification of the General Meeting of Shareholders as referred to in letter a and letter d of this paragraph.

Chairman, Code of Conduct and Minutes of General Meeting of Shareholders

Article 24

1.	GMS shall be presided over by the Chairman of the GMS with the following terms:
a.	Chairman of the GMS is a member of the Board of Commissioners, appointed by the Board of Commissioners.
b.

In the event that all members of the Board of Commissioners are absent or unable to attend the GMS, the GMS will be presided over by a member of the Board of Directors appointed by the Board of Directors.

c.

In the event that all members of the Board of Commissioners or members of the Board of Directors are absent or unable to attend the GMS as referred to in letter a and letter b, then the GMS will be presided over by the a  shareholder which is present at the GMS appointed amongst and by the General Meeting of Shareholder participants.

d.

In the event that a member of the Board of Commissioners appointed by the Board of Commissioners to chair the GMS has a conflict of interest with the agenda to be decided in the GMS, then the General Meeting of Shareholder is presided over by other Board of Commissioners member who does not have a conflict of interest appointed by the Board of Commissioners.

e.	In the event that all members of the Board of Commissioners have conflict of interest, then the GMS will be presided over by one of the Board of Directors member appointed by the Board of Directors.
f.

In the event that a  member of the Board of Directors appointed by the Board of Directors to preside over the GMS has a conflict of interest on the agenda to be decided in the GMS, then the GMS is chaired by a member of the Board of Directors who has no conflict of interest.

g.

In the event that all members of the Board of Directors have a conflict of interest, the GMS will be presided over by one of the non-controlling shareholders elected by the majority of other shareholders which is present at the GMS.

h.

The Chairman of the GMS has the right to request those present to prove their respective authority to attend the GMS and/or request for the relevant power-of-attorney to represent the shareholders be shown to the Chairman of the GMS.

2.	The Company must conduct the GMS with the following code of conduct:
a.	At the time of the the General Meeting of Shareholders, the General Meeting of Shareholders' code of conduct must be given to the shareholders present at the GMS.
b.	Main subject of the code of conduct of GMS as referred to in paragraph a shall be read before the GMS begins.
c.	At the opening of GMS, the chairman of GMS must explain to the shareholders the least regarding:
1)	a brief general conditions of the Company;
2)	the agenda of the meeting;
3)	decision making mechanism in relation to the agenda of the meeting; and
4)	the code of conduct regarding right of the Shareholders to raise question and/or give opinion.

3.	The Company shall make a Minutes of GMS under the following terms:
a.

Minutes of GMS is made in Indonesian language. Such Minutes of GMS shall become a lawful evidence against all shareholders and third parties regarding the decision and anything that happened at the meeting.

b.	Minutes of GMS shall be made and signed by the chairman of the meeting and at least 1 (one) shareholder appointed by and from the participants of GMS.

c.	Signature as referred to in paragraph b is not required if such Minutes of GMS is made in the form of deed of minutes of GMS drawn up before the notary.
d.	Minutes of GMS as referred to in paragraphs a and b shall be submitted to OJK at the latest in 30 (thirty) days after the GMS is held.
e.	In the event of the submission of such Minutes of GMS as referred to in paragraph d falls on national holiday, such Minutes of GMS shall be submitted at the latest on the next business day.

4.	The Company must make a Summary of Minutes of GMS under the following terms:
a.	The summary of Minutes of GMS shall include at the very least:
1)	date of GMS, location of GMS, time of GMS, and agenda of GMS;
2)	members of Board of Directors and Board of Commissioners that attended the GMS;
3)	numbers of shares with voting rights that attend the GMS and its percentage from all shares with voting rights;
4)	whether there are opportunities for shareholders to ask a question and/or give opinion;
5)	number of shareholders that raise question and/or give opinions in relation to the agenda of the meeting, if the shareholder was given an opportunity to do so;
6)	mechanism of the adoption of resolution at GMS;
7)	voting results that include numbers of the affirmative votes, negative votesand abstain (did not vote) for each agenda of the meeting, if the adoption of resolution is done with voting;
8)	resolution of GMS; and
9)	implementation of the payment of cash dividend to the eligible shareholders, if there is resolution GMS regading the distribution of cash dividend.

b.	Summary of Minutes of GMS as referred to in paragraph a shall be announced to the public at the very least through:
1)	1 (one) Indonesian daily newspaper having national circulation;
2)	The Stock Exchange's web site; and
3)	The Company’s web site in Indonesian language and/or other languages determined by the laws and regulations.

c.

In the event of announcement as referred to in paragraph b number 3) using a language other than Indonesian Language, then the announcement shall contain the same information with the information given in the Indonesian Language announcement.

d.	In the event of a different interpretation of the announcement in letter c, the Indonesian Language information shall be use as a reference.
e.	The announcement of summary of minutes of GMS as referred to in paragraph b shall be announced to the public at the latest in 2 (two) business days after the GMS is held.
f.	The evidence of announcement to the minutes of GMS as referred to in paragraph b number 1 of this paragraph shall be submitted to OJK at the latest in 2 (two) business days after the announcement.
g.	The provision in paragraph (3) letter d and letter e as well as paragraph (4) letter b, letter e and letter f, shall apply mutatis mutandis to:
1)	submission of minutes of GMS and its announced summary to OJK; and
2)	announcement of the summary to Minutes of GMS

Upon the GMS held by the shareholders who has obtained court order to hold the GMS as referred to in Article 20 paragraph (4) point o of these Articles of Association.

Quorum, Voting Rights and Resolution in the General Meeting of Shareholders

Article 25

1.

To the extent that it is not regulated otherwise in these articles of association, quorum for attendance and adoption of resolution of a GMS against the matters that shall be decided in the Meeting shall be done by the following terms:

a.	The GMS is attended by shareholders representing more than ½ (half) of the total numbers of shares with lawful voting rights and the resolution of which shall be lawful if it is agreed by more than ½ (half) of the total numbers of shares with voting rights that is present at the Meeting unless the Law and/or these Articles of Association stipulated a higher numbers of quorum;
b.

in the event of quorum for attendance as referred to in paragraph a is not met, the second Meeting is lawful and entitled to adopt binding resolution if it is attended by shareholders representing at the least 1/3 (one third) of the total number of shares with lawful voting rights and a resolution of which shall be lawful adopted if it is agreed by more than ½ (half) of the total number of shares with voting rights present at the Meeting unless the Law and/or these Articles of Association of the stipulated the higher number of quorum;

c.

in the event of the quorum for attendance at the second GMS as referred to in paragraph b is not met, the third GMS can be held provided that the third GMS shall be lawful and entitled to adopt binding resolution if it is attended by shareholders of the shares with legal voting rights in accordance with the quorum for attendance and adoption of resolution as stipulated by OJK upon the request of the Company.

2.

GMS with the agenda to transfer the assets of the Company or to encumber the asset of the Company as debt quarantee constituting more than 50% (fifty percent) of net worth of the Company in a single transaction or more, whether in a serial transaction or not, should be done with the following terms:

a.

The GMS shall be attended by holder of Serie A Dwiwarna share and the other shareholders and/or their legal representatives which collectively representing at least ¾ (three fourth) of the total numbers of shares with lawful voting rights and the resolution of which shall be valid if it is agreed by the holder of Serie A Dwiwarna share and the other shareholders and/or their legal representatives which collectively more than ¾ (three fourth) of the total number of shares with voting rights present at the Meeting;

b.

in the event of the quorum for attendance as referred to in paragraph a is not met, the second Meeting shall be lawful if it is attended by the holder of Serie A Dwiwarna share and the other shareholders and/or their legal representatives which collectively representing at least 2/3 (two third) of the total number of shares with legal voting rights and the resolution of which shall be lawful if it is agreed by the holder of Serie A Dwiwarna share and the other shareholders and/or their legal representatives which collectively representing more than ¾ (three fourth) of the total number of shares with voting rights present at the Meeting; and

c.

In the event of quorum for attendance at the second GMS as referred to in point b is not met, the third GMS can be held provided that the third GMS is lawful and entitled to adopt binding resolution if it is attended by the holder of Serie A Dwiwarna share and the other shareholders and/or their legal representatives which collectively representing the attendance quorum as determined by- and fulfill the requirement for the adoption of resolution as stipulated by OJK upon the request of the Company.

3.	GMS to approve transactions with conflict of interests, must be done with the following terms:
a.

GMS is attended by independent shareholders representing more than ½ (half) of the total number of shares with lawful voting rights owned by the independent shareholders and a resolution of which shall be valid if it is agreed by independent shareholders representing more than ½ (half) of the total number of shared with lawful voting rights owned by the independent shareholders;

b.

in the event of the quorum as referred to in paragraph (b) is not met, in the second Meeting is lawful if it is attended by independent shareholders representing more than ½ (half) of the total number of shares with lawful voting rights owned by the independent shareholders and agreed by more than ½ (half) of the total number of shares owned by the independent shareholders present at the Meeting; and

c.

In the event of the quorum of attendance at the second GMS as referred to in paragraph (c) is not met, the third GMS can be held provided that the third GMS shall be lawful and entitled to adopt resolutions if it is attended by Independent Shareholders of the shares with lawful voting rights, in accordance with the quorum of attendance that is stipulated by OJK upon the request of the Company.

d.

The resolutions of the third GMS shall be lawful if it is agreed by Independent Shareholders representing more than 50% (fifty percent) of shares owned by the Independent Shareholders present at the meeting; and

e.	Shareholders that have conflict of interest shall be deemed to have given the same resolution with the resolution agreed by the independent shareholders that have no conflict of interest

4.

GMS to appoint and dismiss the members of Board of Directors and the members of the Board of Commissioners, to make decision regarding the issuance of Equity Securities and/or the increase of the subscribed and paid up capital shall be done under the following terms:

a.

The meeting shall be attended by Serie A Dwiwarna shareholder and other shareholders and/or their legal representatives that collectively represents more than ½ (half) of the total number of shares with lawful voting rights and the resolution of which is agreed by Serie A Dwiwarna shareholders and other shareholders and/or their representatives that collectively represents more than ½ (half) of the total number of shares with voting rights present at the Meeting.

b.

In the event of quorum for attendance as referred to in letter a of this Article is not met, the second Meeting shall be lawful if it is attended by Serie A Dwiwarna shareholders and other shareholders and/or their legal representatives that collectively represents at least 1/3 (one third) of the total number of shares with lawful voting rights and the resolution of which shall be agreed by Serie A Dwiwarna shareholders and other shareholders and/or their legal representatives that collectively represent more than ½ (half) of the total number of shares with voting rights present at the Meeting.

c.

In the event the quorum of attendance at the second GMS as referred to in letter b is not met, the third GMS can be held provided that the third GMS shall be lawful and adopt resolutions if attended by Serie A Dwiwarna shareholders and other shareholders and/or their legal representatives that collectively represents the quorum for attendance and quorum for the adoption of resolution as stipulated by OJK upon the request of the Company

5.	GMS to make decision regarding the amendment to these Articles of Association shall be made under the following terms:
a.

GMS shall be attended by shareholders of Serie A Dwiwarna and other shareholders and/or their legal representatives that collectively represents at least  2/3 (two thirds) of the total number of shares with lawful voting rights and the resolution which is agreed by shareholders of Serie A Dwiwarna and other shareholders and/or their legal representatives that collectively represents more than 2/3 (two thirds) of the total number of shares with voting rights that attended the Meeting.

b.

In the event of attendance quorum as referred to in paragraph (a) of this Article is not met, the second meeting shall be lawful if it is attended by holder of Serie A Dwiwarna and other shareholders and/or their legal representatives that collectively represent at least 3/5 (three fifth) of the total number of shares with voting rights and the resolution of which shall be agreed by shareholders of Serie A Dwiwarna and other shareholders and/or their legal representatives that collectively represent more than ½ (half) of the total number of shares with voting rights that attended the Meeting.

c.

In the event the quorum of attendance at the second GMS as referred to in letter b is not met, the third GMS can be held provided that the third GMS shall be lawful and adopt resolutions if attended by Serie A Dwiwarna shareholders and other shareholders and/or their legal representatives that collectively represents the quorum for attendance and quorum for the adoption of resolution as stipulated by OJK upon the request of the Company, provided that it shall be attended and agreed by shareholders of Serie A Dwiwarna.

6.

With due regards to the applicable laws and regulations then the Merger, Consolidation, Acquisition,  Spin-off, application for the Company to be declared bankrupt, and the Dissolution can only be done based on the resolutions of the GMS, subject to the following provisions:

a.

The meeting is attended by holder of Serie A Dwiwarna share and other shareholders and / or their authorized representatives jointly representing at least 3/4 (three fourths) of the total number of shares with valid voting rights and the resolution of which must be approved by the holder of Serie A Dwiwarna share and other shareholders and / or their legitimate representatives jointly representing at least 3/4 (three quarters) of the total number of shares with voting rights present at the GMS.

b.

In the event that the quorum of attendance referred to in letter a is not met, then in the second Meeting is valid if it is attended by the holder of Serie A Dwiwarna share and other shareholders and / or their legal representatives representing at least 2/3 (two thirds) of the total number of shares with valid voting rights and the resolution of which is approved by the Serie A Dwiwarna shareholder and the other shareholders and / or their legitimate representatives jointly representing more than 3/4 (three fourths) of the total number of shares with voting rights present at the GMS.

c.

In the event the quorum of attendance at the second GMS as referred to in letter b is not met, the third GMS can be held provided that the third GMS shall be lawful and adopt resolutions if attended by Serie A Dwiwarna shareholders and other shareholders and/or their legal representatives that collectively represents the quorum for attendance and quorum for the adoption of resolution as stipulated by OJK upon the request of the Company.

7.

Those entitled to attend the GMS are the shareholders whose names are registered in the Register of Shareholders of the Company 1 (one) business day prior to the date of the summon of the GMS with due observance to the prevailing laws and regulations of the Stock Exchange where the Company's shares are listed.

8.

In the event of the revision of the summon as referred to in Article 23 paragraph (11) letter a of these Articles of Association, the shareholders entitled to attend the GMS shall be the shareholder whose name registered in the Register of Shareholders of the Company 1 (one) business day prior to the revision of the summon of the GMS.

9.	The shareholders either themselves or represented under any proxy have the right to attend the GMS, with due observance to the applicable laws and regulations.

10.	In the Meeting, each share shall give the right to its owner to cast one (1) vote.

11.	Shareholders with voting rights present at the Meeting but not casting a vote (abstain) shall be deemed to issue the same votes with any majority vote of shareholders who cast vote.

12.

In voting, the votes issued by shareholders shall apply to all shares held and shareholders shall not be entitled to authorize more than one proxy for any portion of the shares held by a different vote. The provision is excluded for:

a.	Custodian Bank or Securities Company as Custodian that representing its customers as the share owners of the Company.
b.	Investment Manager who represents the interests of the Investment Fund they manage.

13.

Members of the Board of Directors, members of the Board of Commissioners and employees of the Company may act as the proxy in the Meeting, however in the voting such members of the Board of Directors, members of the Board of Commissioners and / or employees concerned are prohibited from acting as the proxy of the shareholders

14.	Voting is done orally, unless the Chairman of the meeting determines otherwise.

15.	All resolutions shall be passed in deliberation for a consensus.

16.	In the event that the deliberation for a consensus is not reached then the resolution shall be taken by the affirmative vote as specified in these Articles of Association.

17.	Resolution by voting as referred to in paragraph (16) shall be conducted by taking into account the requirement of quorum of attendance and quorum for the adoption of resolutions of the GMS.

18.	At the time of the GMS, the Company may invite other parties related to the agenda of the GMS.

Appropriation of Profit

Article 26

1.	The appropriation of net income including the amount to be set aside for loss reserves shall be decided by the Annual GMS.

2.

The Board of Directors shall submit a proposal to the Annual GMS regarding the appropriation of the Company’s undistributed net profit included in the balance sheet and loss profit accounts submitted for the approval of the Annual GMS, in which proposal may be stated the procedure to set aside the undistributed net income for reserve funds and proposal on the amount of dividends to shareholders, or other distributions such as tantiem for members of the Board of Directors and members of the Board of Commissioners, bonus for employees, social reserve funds and others which may be distributed, one and another without prejudice to the right of the GMS to decide otherwise.

3.

The whole net profit after being deducted by allowance for the reserve funds as referred to in paragraph (1) of this Article shall be distributed to the Shareholders as dividends unless otherwise determined by the GMS

4.

a. Dividends shall be paid only in accordance with the Company's financial capability based on the resolutions adopted in the Annual GMS, which resolutions shall also determine the time, method of payment and form of dividend with regard to the provisions of the prevailing laws and regulations of the Capital Market and the regulations of the Stock Exchange where the Company shares are listed.

b. In the event of the GMS resolution is in relation to the distribution of cash dividends, the Company shall pay the cash dividends to the entitled shareholders no later than 30 (thirty) days after the announcement of the summary of the minutes of the GMS which has resolved the distribution of cash dividends.

c.	The dividends for shares are paid to the persons whose names are listed in the Register of Shareholder, on the date specified by the Annual GMS which decides on the distribution of dividends.
d.	The day of payment must be announced by the Board of Directors to all shareholders,

5.

In addition to the use of net profit as referred to in paragraph (2) of this Article, the GMS may determine the use of net profit for other distribution such as tantiem to the members of the Board of Directors, Board of Commissioners and bonus for the employees

6.	The dividends referred to in paragraph (3) of this Article shall be distributed only if the Company has a positive retained earnings.

7.	The use of net profit for tantiem and bonus may be applied to the extent it is not budgeted and is not calculated as an expense in the current year.

8.	The dividends left unclaimed within 5 (five) years from the confirmation date for the payment of past dividends, shall be kept in the reserve funds specifically allocated for such a purpose.

9.

The dividends in the special reserve fund may be claimed by the entitled shareholders by presenting the proof of their right to the dividends acceptable to the Company’s Board of Directors based on the requirement that the claim for such dividend cannot be done in lump sum and it is subject to the administration fee determined by the Board of Directors.

10.	The dividends that have been included in the special reserves as referred to in paragraph (8) of this Article and left unclaimed within a period of 10 (ten) years shall be entitled to the Company.

11.

The Company may distribute interim dividends prior to the closing of the Company’s financial year if requested by the Shareholders representing at least 1/10 (one tenths) of the issued shares, taking into account the Company's projected profit and financial capability.

12.

The distribution of interim dividends is determined based on resolution of the Board of Directors meeting as approved by the Board of Commissioners, with due observance of paragraph (10) of this Article.

13.

In case after the financial year has ended the Company suffered loss, the interim dividends already distributed shall be returned by the shareholders to the Company. The Board of Directors and Board of Commissioners shall be jointly and severally liable for the Company’s loss, in the case the shareholders are unable to refund the interim dividends in paragraph (11)   of this Article.

Appropriation of Reserved Fund

Article 27

1.	The Company shall establish a required reserve and any other reserves.

2.	The separation of net profit for the reserve referred to in paragraph (1) shall apply if the Company has positive profit balance.

3.

A part of the profit set aside for any reserve fund shall be determined by a GMS with due observance of the laws and regulations. The allowance of net profit for the mandatory reserve referred to in paragraph (1) shall be conducted until the reserve has reached at least20% (twenty percent) of the issued and paid-up capital.

4.

The mandatory reserve in paragraph (1) of this Article that has not reached the amount referred to in paragraph (3) may be used only to cover the Company’s loss, if it is unable to covered by any other reserves.

5.

If the mandatory reserve fund referred to in paragraph (1) of this Article has exceeded the 20% (twenty percent) amount, a GMS may decide that the excess of the reserve fund be used for the Company’s needs.

6.	The Board of Directors shall manage the reserve fund in order to generate a profit in the manner the Board of Directors deems appropriate and with due observance of the laws and regulations.

7.	Any profits earned from the reserve fund shall be entered in the profit and loss statement.

Amendment to Articles of Association

Article 28

1.	Amendment to these Articles of Association shall be subject to the Company Law and/or prevailing laws and regulation of the Capital Market.

2.	Amendment to these Articles of Association shall be resolved by a GMS with the terms as set out in Article 25 paragraphs (4) and (5) of these Articles of Association.

3.	The agenda of an amendment to these Articles of association shall be specified clearly in the summon to a GMS.

4.

The amendment to the provisions of these Articles of Association pertaining to any change to the Company’s name, domicile, purpose and objective, business activity, duration, amount of authorized capital, reduction of subscribed and paid-up capital, and alteration to the Company’s status from private to public Company or vice versa, shall be subject to the approval of the Minister in charge of Law as referred to in Company Law.

5.

Any amendment to Articles of Association other than those specified in paragraph (4) shall be adequately to be notified to the Minister in charge of Law with due regard to the provision of the Company Law.

6.

The resolution regarding capital reduction shall be informed in writing to all of the the Company’s creditors and announced by the Board of Directors in daily newspapers in the Indonesian language having wide circulation in the domicile of the Company at the latest 7 (seven) days as of the date of the resolution of GMS regarding the reduction of capital.

Merger, Consolidation, Acquistion and Spin-off

Article 29

1.	Merger, Consolidationand Acquisition and Spin-off shall be resolved by the GMS with the provision as included in the Article 25 paragraph (6) of these Articles of Association.

2.

Further provisions regarding the Merger, Consolidation, Acquisition and Spin-off shall be as referred to in the applicable laws and regulations particularly the prevailing laws and regulation on the Capital Market.

Dissolution, Liquidation and Expiration of the Legal Entity Status

Pasal 30

1.	Dissolution of the Company may be conducted in pursuant to the resolution of GMS provided that the provision as included in the Article 25 paragraph (6) of these Articles of Association

2.	If the Company is dissolved pursuant to the resolution of GMS or declared to be dissolved pursuant to the order of the Court, then the liquidation shall be carried out by the liquidator.

3.	The liquidator shall be responsible to the GMS or the courts that appoints such liquidator on the liquidation of the Company.

4.

The liquidator shall notify to the Minister in charge of Law and announces the final result of the liquidation process in a newspaper after the GMS gives acquittal and discharge to the Liquidator or after the Court that appoints  the liquidator accepts the accountability.

5.

The provisions on the dissolution, liquidation and the expiration of the legal entity status of the Company are due to observance to the laws and regulations, particularly the prevailing laws and regulation on the Capital Market regulations.

Domicile of the Shareholders

Article 31

For matters pertaining to the shareholders relating to the Company, the shareholders shall be deemed to reside at the address as registered in the Register of the Shareholders as referred to in the Article 7 of these Articles of Association.

Closing Provisions

Article 32

Anything that is not regulated or not sufficiently regulated in these Articles of Association shall comply with the Company Law, the prevailing laws and regulations of the Capital Market and other laws and regulations and/or the resolution adopted in the GMS with due to observance to the prevailing laws and regulations.